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                                                                     EXHIBIT 2.4

                                                                  EXECUTION COPY


                   AMENDED AND RESTATED CONTRIBUTION AGREEMENT

                                  BY AND AMONG

                              MOTH HOLDINGS, INC.,

                           WARNER COMMUNICATIONS INC.

                                       AND

                              AOL TIME WARNER INC.

                           DATED AS OF MARCH 31, 2003

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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS...................................................................................    2

     1.1.     ACTION....................................................................................    2
     1.2.     AFFILIATE.................................................................................    2
     1.3.     AGREEMENT.................................................................................    2
     1.4.     ANCILLARY AGREEMENTS......................................................................    2
     1.5.     AOLTW.....................................................................................    2
     1.6.     ASSETS....................................................................................    3
     1.7.     ATC.......................................................................................    4
     1.8.     ATC ASSETS................................................................................    4
     1.9.     ATC ASSUMPTION AGREEMENT..................................................................    4
     1.10.    ATC CONTRIBUTION..........................................................................    4
     1.11.    ATC CONTRIBUTION AGREEMENT................................................................    4
     1.12.    ATC LIABILITIES...........................................................................    4
     1.13.    ATC TWE CONTRIBUTION......................................................................    4
     1.14.    AUTHORIZATION.............................................................................    5
     1.15.    BENEFIT PLAN..............................................................................    5
     1.16.    CLOSING...................................................................................    5
     1.17.    CODE......................................................................................    5
     1.18.    COMMUNICATIONS ACT........................................................................    5
     1.19.    COMPANY...................................................................................    5
     1.20.    COMPANY CLASS A COMMON STOCK..............................................................    5
     1.21.    COMPANY GROUP.............................................................................    5
     1.22.    COMPANY GROUP MEMBER......................................................................    5
     1.23.    CONSENTS..................................................................................    5
     1.24.    CONTINUED TWIC EMPLOYEES..................................................................    6
     1.25.    CONTRACT..................................................................................    6
     1.26.    COPYRIGHT AND TECHNOLOGY ASSIGNMENT.......................................................    6
     1.27.    DELAYED TRANSFER ASSETS...................................................................    6
     1.28.    ENVIRONMENTAL LAW.........................................................................    6
     1.29.    ENVIRONMENTAL LIABILITIES.................................................................    6
     1.30.    EQUITY SECURITY...........................................................................    6
     1.31.    ERISA.....................................................................................    6
     1.32.    EXCEPTED THIRD PARTY CLAIM................................................................    7
     1.33.    EXCLUDED ASSETS...........................................................................    7
     1.34.    EXCLUDED LIABILITIES......................................................................    7
     1.35.    EXCLUDED TAX LIABILITIES..................................................................    7
     1.36.    FCC.......................................................................................    7
     1.37.    FINAL TWIC CLOSING........................................................................    8
     1.38.    FIRST TWIC CLOSING........................................................................    8
     1.39.    FORMER TWIC EMPLOYEES.....................................................................    8
     1.40.    FRANCHISES................................................................................    8
     1.41.    GAAP......................................................................................    8
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     1.42.    GOVERNMENTAL APPROVALS.....................................................................     8
     1.43.    GOVERNMENTAL AUTHORITY.....................................................................     8
     1.44.    GROUP......................................................................................     8
     1.45.    HAZARDOUS SUBSTANCES.......................................................................     8
     1.46.    HOLDCO.....................................................................................     8
     1.47.    HSR ACT....................................................................................     9
     1.48.    INCOME TAXES...............................................................................     9
     1.49.    INDEBTEDNESS...............................................................................     9
     1.50.    INDEMNIFICATION PAYMENT....................................................................     9
     1.51.    INDEMNIFYING PARTY.........................................................................     9
     1.52.    INDEMNITEE.................................................................................     9
     1.53.    INDEMNITY PAYMENT..........................................................................     9
     1.54.    INFORMATION................................................................................     9
     1.55.    INITIAL TWIC CONTRIBUTION..................................................................     9
     1.56.    INITIAL TWIC CONTRIBUTION AGREEMENT........................................................     9
     1.57.    INSURANCE POLICY...........................................................................    10
     1.58.    INSURANCE PROCEEDS.........................................................................    10
     1.59.    INTELLECTUAL PROPERTY AGREEMENT............................................................    10
     1.60.    JUDGMENT...................................................................................    10
     1.61.    LAW........................................................................................    10
     1.62.    LIABILITIES................................................................................    10
     1.63.    LIEN.......................................................................................    11
     1.64.    MEMBER.....................................................................................    11
     1.65.    NON-INCOME TAXES...........................................................................    11
     1.66.    NON-TRANSFERRING TWIC BROADBAND MEMBER.....................................................    11
     1.67.    ORIGINAL PARTNERSHIP AGREEMENT.............................................................    11
     1.68.    PASS-THROUGH ENTITY........................................................................    11
     1.69.    PASS-THROUGH ENTITY LEVEL INCOME TAXES.....................................................    11
     1.70.    PATENT ASSIGNMENT..........................................................................    11
     1.71.    PERSON.....................................................................................    11
     1.72.    PRIME RATE.................................................................................    11
     1.73.    REAL PROPERTY INSTRUMENTS..................................................................    11
     1.74.    RESTRUCTURING AGREEMENT....................................................................    12
     1.75.    SECURITY INTEREST..........................................................................    12
     1.76.    SUBSIDIARY.................................................................................    12
     1.77.    SYSTEM.....................................................................................    12
     1.78.    TAX RETURN.................................................................................    12
     1.79.    TAXES......................................................................................    12
     1.80.    THIRD PARTY CLAIM..........................................................................    12
     1.81.    TIME WARNER CONNECT........................................................................    12
     1.82.    TIME WARNER CONNECT BUSINESS...............................................................    12
     1.83.    TRADEMARK AND SERVICE MARK ASSIGNMENT......................................................    13
     1.84.    TRANSACTION AGREEMENTS.....................................................................    13
     1.85.    TRANSFEREE INDEMNIFICATION PAYMENT.........................................................    13
     1.86.    TRANSFERRING TWIC BROADBAND MEMBER.........................................................    13
     1.87.    TRANSFEROR INDEMNIFICATION PAYMENT.........................................................    13
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     1.88.    TWE........................................................................................    13
     1.89.    TWE BROADBAND BUSINESS.....................................................................    13
     1.90.    TWE BROADBAND PARTNERSHIP LIABILITIES......................................................    13
     1.91.    TWE CONTRIBUTION AGREEMENT.................................................................    13
     1.92.    TWE DISTRIBUTION AGREEMENT.................................................................    13
     1.93.    TWE ENTITY LEVEL INCOME TAXES..............................................................    13
     1.94.    TWE NON-BROADBAND BUSINESS.................................................................    13
     1.95.    TWE NON-BROADBAND PARTNERSHIP LIABILITIES..................................................    13
     1.96.    TWE PARTNERSHIP INTERESTS..................................................................    13
     1.97.    TWIC.......................................................................................    14
     1.98.    TWIC BROADBAND ASSETS......................................................................    14
     1.99.    TWIC BROADBAND BUSINESS....................................................................    15
     1.100.   TWIC BROADBAND CONTRACTS...................................................................    16
     1.101.   TWIC BROADBAND GROUP.......................................................................    17
     1.102.   TWIC BROADBAND INDEMNITEES.................................................................    17
     1.103.   TWIC BROADBAND LIABILITIES.................................................................    17
     1.104.   TWIC BROADBAND MEMBER......................................................................    19
     1.105.   TWIC BROADBAND REAL PROPERTY...............................................................    19
     1.106.   TWIC CLOSING...............................................................................    19
     1.107.   TWIC CONTRIBUTION GROUP EMPLOYEES..........................................................    19
     1.108.   TWIC NON-BROADBAND ASSETS..................................................................    20
     1.109.   TWIC NON-BROADBAND BUSINESS................................................................    20
     1.110.   TWIC NON-BROADBAND LIABILITIES.............................................................    20
     1.111.   TWIC NON-BROADBAND REAL PROPERTY...........................................................    20

ARTICLE II THE CONTRIBUTION..............................................................................    20

     2.1.     CONTRIBUTIONS OF ASSETS AND ASSUMPTION OF LIABILITIES......................................    20
     2.2.     DISCLAIMER OF REPRESENTATIONS AND WARRANTIES...............................................    22
     2.3.     OTHER ANCILLARY AGREEMENTS.................................................................    23
     2.4.     DOCUMENTS RELATING TO TRANSFER OF REAL PROPERTY INTERESTS AND
              TANGIBLE PROPERTY LOCATED THEREON..........................................................    23
     2.5.     DOCUMENTS RELATING TO OTHER TRANSFERS OF ASSETS AND ASSUMPTION OF LIABILITIES..............    23
     2.6.     GOVERNMENTAL APPROVALS AND CONSENTS........................................................    24
     2.7.     NOVATION OF LIABILITIES....................................................................    25
     2.8.     INTELLECTUAL PROPERTY MATTERS..............................................................    25
     2.9.     EMPLOYEE BENEFITS MATTERS..................................................................    26

ARTICLE III CONDITIONS...................................................................................    27

     3.1.     CONDITIONS.................................................................................    27

ARTICLE IV INDEMNIFICATION...............................................................................    27

     4.1.     INDEMNIFICATION BY THE COMPANY.............................................................    27
     4.2.     INDEMNIFICATION BY AOLTW AND HOLDCO........................................................    28
     4.3.     INDEMNIFICATION OBLIGATIONS NET OF INSURANCE PROCEEDS AND
              OTHER AMOUNTS..............................................................................    28
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     4.4.     PROCEDURES FOR INDEMNIFICATION OF THIRD PARTY CLAIMS.......................................    29
     4.5.     ADDITIONAL MATTERS.........................................................................    31
     4.6.     REMEDIES CUMULATIVE........................................................................    31
     4.7.     SURVIVAL OF INDEMNITIES....................................................................    31
     4.8.     TAX EFFECTS OF INDEMNIFICATION.............................................................    31
     4.9.     REFUNDS....................................................................................    32

ARTICLE V INSURANCE .....................................................................................    33

     5.1.     INSURANCE MATTERS..........................................................................    33

ARTICLE VI EXCHANGE OF INFORMATION; CONFIDENTIALITY......................................................    34

     6.1.     AGREEMENT FOR EXCHANGE OF INFORMATION......................................................    34
     6.2.     OWNERSHIP OF INFORMATION...................................................................    34
     6.3.     COMPENSATION FOR PROVIDING INFORMATION.....................................................    34
     6.4.     RECORD RETENTION...........................................................................    34
     6.5.     LIMITATION OF LIABILITY....................................................................    35
     6.6.     OTHER AGREEMENTS PROVIDING FOR EXCHANGE OF INFORMATION.....................................    35
     6.7.     PRODUCTION OF WITNESSES; RECORDS; COOPERATION..............................................    35
     6.8.     CONFIDENTIALITY............................................................................    36
     6.9.     PROTECTIVE ARRANGEMENTS....................................................................    37

ARTICLE VII FURTHER ASSURANCES; ADDITIONAL COVENANTS.....................................................    37

     7.1.     FURTHER ASSURANCES.........................................................................    37

ARTICLE VIII TERMINATION.................................................................................    38

     8.1.     TERMINATION................................................................................    38
     8.2.     EFFECT OF TERMINATION......................................................................    38

ARTICLE IX MISCELLANEOUS.................................................................................    38

     9.1.     COUNTERPARTS; ENTIRE AGREEMENT.............................................................    38
     9.2.     GOVERNING LAW..............................................................................    39
     9.3.     ASSIGNABILITY..............................................................................    39
     9.4.     JURISDICTION...............................................................................    39
     9.5.     WAIVER OF JURY TRIAL.......................................................................    39
     9.6.     THIRD PARTY BENEFICIARIES..................................................................    39
     9.7.     NOTICES....................................................................................    40
     9.8.     SEVERABILITY...............................................................................    41
     9.9.     EXPENSES...................................................................................    41
     9.10.    HEADINGS...................................................................................    41
     9.11.    WAIVERS OF DEFAULT.........................................................................    41
     9.12.    SPECIFIC PERFORMANCE.......................................................................    41
     9.13.    AMENDMENTS.................................................................................    42
     9.14.    LATE PAYMENTS..............................................................................    42
     9.15.    INTERPRETATION.............................................................................    42
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SCHEDULES:

Schedule 1.33(a): Excluded Assets
Schedule 1.34(b): Excluded Liabilities
Schedule 1.99(e): TWIC Franchises
Schedule 1.99(h): TWIC Systems
Schedule 1.99(i): Actions Contributed to the Company
Schedule 1.99(o): Other Assets Contributed to the Company
Schedule 1.100(e): Businesses/Assets/Liabilities Contributed to the Company
Schedule 1.101(b): Contracts Contributed to the Company
Schedule 1.104(h): Other Liabilities Contributed to the Company
Schedule 1.106(a): TWIC Real Property
Schedule 2.4(b): Leasehold Improvements, Etc. Contributed to the Company
Schedule 2.1(f): TWE Partnership Interests
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                   AMENDED AND RESTATED CONTRIBUTION AGREEMENT

                  THIS AMENDED AND RESTATED CONTRIBUTION AGREEMENT, dated as of March 31, 2003, is by and among MOTH Holdings, Inc., a Delaware corporation, Warner Communications Inc., a Delaware corporation ("HOLDCO"), and AOL Time Warner Inc., a Delaware corporation ("AOLTW") (which is a party for purposes of Article IV only). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Article I.

                  WHEREAS, the Company, Holdco and AOLTW are parties to the Contribution Agreement, dated as of August 20, 2002 (the "ORIGINAL CONTRIBUTION AGREEMENT");

                  WHEREAS, pursuant to the Amended and Restated Initial TWIC Contribution Agreement, dated as of March 28, 2003 by and among TWIC, Holdco and AOLTW (the "INITIAL TWIC CONTRIBUTION AGREEMENT"), TWIC, among other things, transferred, directly or indirectly, to Holdco the TWIC Broadband Business (as defined therein) by contributing, and causing its Subsidiaries to contribute all of the TWIC Broadband Assets (as defined therein) (other than the Delayed Transfer Assets (as defined therein)), subject to the TWIC Broadband Liabilities (as defined therein), to Holdco such that, following such transfers, Holdco owns, directly or indirectly, all of the TWIC Broadband Assets (as defined therein), subject to the TWIC Broadband Liabilities (as defined therein) (collectively, the "INITIAL TWIC CONTRIBUTION");

                  WHEREAS, pursuant to the Agreement of Contribution, Bill of Sale and Assignment, dated March 28, 2003, by American Television and Communications Corporation, a Delaware corporation ("ATC"), to Holdco (the "ATC CONTRIBUTION AGREEMENT") and the Instrument of Assumption by Holdco in favor of ATC, dated March 28, 2003 (the "ATC ASSUMPTION AGREEMENT"), ATC contributed directly or indirectly to Holdco (i) the ATC Microwave Business, subject to the ATC Liabilities (as defined in the ATC Assumption Agreement), and (ii) all of the Equity Securities of Time Warner Connect held by ATC or its Subsidiaries, subject to the Time Warner Connect Partnership Liabilities (as defined in the ATC Assumption Agreement) (collectively, the "ATC CONTRIBUTION");

                  WHEREAS, pursuant to the Contribution Agreement, dated as of March 28, 2003, by and between ATC, AOLTW and Holdco, and acknowledged by TWE (the "TWE CONTRIBUTION AGREEMENT"), ATC contributed to Holdco the portion of ATC's general and limited partnership interests in TWE constituting the Transferred Interest (as defined therein), subject to the TWE Partnership Liabilities (as defined therein) (the "ATC TWE CONTRIBUTION");

                  WHEREAS, pursuant to the Restructuring Agreement, dated as of August 20, 2002, as amended as of the date hereof (the "RESTRUCTURING AGREEMENT"), by and among the Company, Holdco and the other parties named therein, the parties thereto agreed to, among other things, cause Holdco to contribute (i) all of its TWE Partnership

Interests, subject to Holdco's TWE Broadband Partnership Liabilities, and (ii) all of the TWIC Broadband Assets, subject to the TWIC Broadband Liabilities to the Company, in each case, in exchange for shares of Company Class A Common Stock; and

                  WHEREAS, it is appropriate and desirable to set forth the principal corporate transactions required to effect certain transactions contemplated by the Restructuring Agreement and certain other agreements that will govern certain matters relating to such transactions and the relationship of the parties hereto and their respective Subsidiaries following the Closing.

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, agree to amend and restate the Original Contribution Agreement so that, as amended and restated, it reads in its entirety as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  For the purpose of this Agreement the following terms shall have the following meanings:

                  1.1. ACTION means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

                  1.2. AFFILIATE means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided, that, for purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other Equity Securities, by Contract or otherwise; and provided, further, that, unless otherwise specified, for purposes of this Agreement, no Company Group Member or TWIC Broadband Member shall be deemed to be an Affiliate of any member of the other Group and no employee plan or employee plan trust shall be deemed an Affiliate of any employer or of any Affiliate of any employer.

                  1.3. AGREEMENT means this Amended and Restated Contribution Agreement, including all of the Schedules and Exhibits hereto.

                  1.4. ANCILLARY AGREEMENTS means the Intellectual Property Agreement, the Patent Assignment, the Copyright and Technology Assignment, the Trademark and Service Mark Assignment and the Real Property Instruments.

                  1.5.     AOLTW has the meaning set forth in the preamble.

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                  1.6.     ASSETS means assets, properties and rights (including
goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person, including the following:

                  (a) all accounting and other books, records and files whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form;

                  (b) all apparatus, computers and other electronic data processing equipment, fixtures, machinery, equipment, furniture, office equipment, automobiles, trucks, aircraft, rolling stock, vessels, motor vehicles and other transportation equipment, special and general tools, test devices, prototypes and models and other tangible personal property;

                  (c) all inventories of materials, parts, raw materials, supplies, work-in-process and finished goods and products;

                  (d) all interests in real property of whatever nature, including easements and rights of way, whether as owner, mortgagee or holder of a Security Interest in real property, lessor, sublessor, lessee, sublessee or otherwise, and copies of all related documentation;

                  (e) all interests in any capital stock or other equity interests of any Subsidiary or any other Person, all bonds, notes, debentures or other securities issued by any Subsidiary or any other Person, all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other Person and all other investments in securities of any Person;

                  (f) all license agreements, leases of personal property, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products and other contracts, agreements or commitments;

                  (g) all deposits, letters of credit and performance and surety bonds;

                  (h) all written technical information, data, specifications, research and development information, engineering drawings, operating and maintenance manuals, and materials and analyses prepared by consultants and other third parties;

                  (i) all domestic and foreign patents, copyrights, trade names, trademarks, service marks and registrations and applications for any of the foregoing, mask works, trade secrets, inventions, other proprietary information and licenses from third Persons granting the right to use any of the foregoing;

                  (j) all computer applications, programs and other software, including operating software, network software, firmware, middleware, design software, design tools, systems documentation and instructions;

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                  (k)      all cost information, sales and pricing data,
customer prospect lists, supplier records, customer and supplier lists, records pertaining to customers and customer accounts, customer and vendor data, correspondence and lists, product literature, artwork, design, development and manufacturing files, vendor and customer drawings, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

                  (l) all prepaid expenses, trade accounts and other accounts and notes receivable;

                  (m) all rights under contracts or agreements, all claims or rights against any Person arising from the ownership of any Asset, all rights in connection with any bids or offers and all claims, choses in action or similar rights, whether accrued or contingent;

                  (n) all insurance proceeds and rights under insurance policies and all rights in the nature of insurance, indemnification or contribution;

                  (o) all licenses (including radio and similar licenses), permits, approvals and authorizations that have been issued by any Governmental Authority;

                  (p) all cash or cash equivalents, bank accounts, lock boxes and other deposit arrangements;

                  (q) copies of all documentation related to Insurance Policies; and

                  (r) interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements.

                  1.7.     ATC has the meaning set forth in the recitals.

                  1.8. ATC ASSETS means the ATC Assets (as defined in the ATC Contribution Agreement), together with all equity securities of Time Warner Connect.

                  1.9. ATC ASSUMPTION AGREEMENT has the meaning set forth in the recitals.

                  1.10. ATC CONTRIBUTION has the meaning set forth in the recitals.

                  1.11. ATC CONTRIBUTION AGREEMENT has the meaning set forth in the recitals.

                  1.12. ATC LIABILITIES means the ATC Liabilities (as defined in the ATC Assumption Agreement), together with the Time Warner Connect Partnership Liabilities (as defined in the ATC Assumption Agreement).

                  1.13. ATC TWE CONTRIBUTION has the meaning set forth in the recitals.

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                  1.14.    AUTHORIZATION means any waiver, amendment, consent,
approval, license, franchise, permit (including construction permits), certificate, exemption, variance or authorization of, expiration or termination of any waiting period requirement (including pursuant to the HSR Act) or other action by, or notice, filing, registration, qualification, declaration or designation with, any Person (including any Governmental Authority).

                  1.15. BENEFIT PLAN means any employee benefit plan, arrangement, policy or program (whether or not an employee benefit plan within the meaning of Section 3(3) of ERISA and whether or not written), including, without limitation, any employment, consulting or deferred compensation agreement, executive compensation, bonus, incentive, pension, profit-sharing, savings, retirement, stock option, stock purchase or severance pay plan, any life, health, disability or accident insurance plan or any holiday or vacation practice.

                  1.16. CLOSING has the meaning ascribed thereto in the Restructuring Agreement.

                  1.17.    CODE means the Internal Revenue Code of 1986.

                  1.18.    COMMUNICATIONS ACT means the Communications Act of
1934.

                  1.19. COMPANY means, following the time of its incorporation, MOTH Holdings, Inc., a Delaware corporation formerly named New MOTH Holdings, Inc. and, with respect to periods prior to the effective time of the merger of MOTH Holdings, Inc., a Delaware corporation formerly named MediaOne TWE Holdings, Inc. (the "COMPANY PREDECESSOR") with and into the Company, "COMPANY" shall also mean the Company Predecessor.

                  1.20. COMPANY CLASS A COMMON STOCK means Class A Common Stock, par value $0.01 per share, of the Company.

                  1.21. COMPANY GROUP means, unless otherwise specified, the Company and any direct or indirect Subsidiary of the Company (including their respective successors and assigns), whether before or after the Closing. For the avoidance of doubt, any Person that becomes a Subsidiary of the Company as the result of the direct or indirect contribution of Equity Securities of such Person to the Company pursuant to this Agreement shall, with respect to periods following such contribution, be a Person in the Company Group. Any Person in the Company Group may be referred to as a "COMPANY GROUP MEMBER."

                  1.22. COMPANY GROUP MEMBER has the meaning set forth in the definition of Company Group.

                  1.23. CONSENTS means any consents, waivers or approvals from, or notification requirements to, any third parties.

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                  1.24.    CONTINUED TWIC EMPLOYEES has the meaning ascribed
thereto in Section 2.9.

                  1.25. CONTRACT means any contract, lease, agreement, covenant, indenture, note, security, instrument, arrangement, commitment or any other binding understanding, whether written or oral.

                  1.26. COPYRIGHT AND TECHNOLOGY ASSIGNMENT means the Copyright and Technology Assignment, dated as of the date hereof, by and between the Company and Holdco.

                  1.27. DELAYED TRANSFER ASSETS means any TWIC Broadband Assets that are to be transferred after the Closing pursuant to Section 2.6 of this Agreement or pursuant to any Ancillary Agreement.

                  1.28. ENVIRONMENTAL LAW means any Law (including common law) relating to pollution or the protection of public health, safety, welfare or the pollution, protection or restoration of the environment, including Laws relating to emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

                  1.29. ENVIRONMENTAL LIABILITIES means all Liabilities relating to, arising out of or resulting from any Environmental Law or contract or agreement relating to environmental, health or safety matters (including all removal, remediation or cleanup costs, investigatory costs, governmental response costs, costs arising out of the actual or alleged violation of Environmental Laws, natural resources damages, property damages, personal injury damages, costs of compliance with any settlement, judgment or other determination of Liability and indemnity, contribution or similar obligations) and all costs and expenses, interest, fines, penalties or other monetary sanctions in connection therewith.

                  1.30. EQUITY SECURITY has the meaning ascribed to such term in Rule 405 promulgated under the Securities Act of 1933 as in effect on the date hereof and, in any event, shall also include (i) any capital stock of a corporation, any partnership interest, any limited liability company interest and any other equity interest; (ii) any security or Indebtedness having the attendant right to vote for directors or similar representatives; (iii) any security or right convertible into, exchangeable for, or evidencing the right to subscribe for any such stock, equity interest, security or Indebtedness referred to in clause (i) or (ii); (iv) any stock appreciation right, contingent value right or similar security or right that is derivative of any such stock, equity interest, security or Indebtedness referred to in clause (i), (ii) or (iii); and
(v) any Contract to grant, issue, award, convey or sell any of the foregoing.

                  1.31. ERISA means the Employee Retirement Income Securities Act of 1974.

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                  1.32.    EXCEPTED THIRD PARTY CLAIM means a Third Party Claim
(a) for injunctive or equitable relief against the Indemnitee or (b) in respect of which it is reasonably likely that, based on the financial condition of the Indemnifying Party and the maximum amount of Liability that could reasonably be expected to result from such Third Party Claim, the Indemnifying Party would not possess the financial resources to satisfy such Liability.

                  1.33.    EXCLUDED ASSETS means (without duplication):

                  (a)      any Assets listed or described on Schedule 1.33(a);

                  (b) the rights, benefits and privileges of Holdco or any Non-Transferring TWIC Broadband Member under this Agreement, any Ancillary Agreements or any other Contract delivered or entered into pursuant to this Agreement or to any Ancillary Agreement; and

                  (c) all cash and cash equivalents held by (A) TWIC, (B) Holdco or (C) any wholly-owned Subsidiaries of TWIC or Holdco that, in each case, are generated in compliance with the Restructuring Agreement and, in the case of Subsidiaries, are legally and contractually available for transfer to TWIC or Holdco, as applicable.

                  1.34. EXCLUDED LIABILITIES means (without duplication) the following and, in each case, whether arising before, on or after the Closing:
(a) all Liabilities arising out of, relating to or resulting from any Excluded Assets (other than those Excluded Assets described in Section 1.33(c)); (b) any Liabilities listed or described on Schedule 1.34(b); (c) any Liabilities of Holdco or of any Non-Transferring TWIC Broadband Member arising under this Agreement, any Ancillary Agreement or any other Contract delivered or entered into pursuant to this Agreement or to any Ancillary Agreement; (d) any Liabilities of Holdco with respect to money damages payable to ATC or to any TWIC Broadband Indemnitees (as defined in the Initial TWIC Contribution Agreement) (other than in respect of liability to third parties (which, for the avoidance of doubt, shall not include ATC, TWIC, any Subsidiary of TWIC or ATC or any TWIC Broadband Member)) as a result of any breach of the Contracts pursuant to which the Initial TWIC Contribution, the ATC Contribution or the ATC TWE Contribution was effected by Holdco or any Subsidiary of Holdco (other than the Company and its Subsidiaries (other than Company Subsidiaries that were Subsidiaries of Holdco or TWIC at the time of such breach)) prior to the Closing; and (e) any Liabilities of Holdco with respect to Holdco's obligation to issue common stock to TWIC or ATC under the Initial TWIC Contribution Agreement or the ATC Contribution Agreement.

                  1.35. EXCLUDED TAX LIABILITIES shall mean all Income Taxes other than Pass-Through Entity Level Income Taxes arising out of the TWIC Broadband Business.

                  1.36.    FCC means the Federal Communications Commission.

                  1.37. FINAL TWIC CLOSING means the final closing of the Initial TWIC Contribution.

                  1.38. FIRST TWIC CLOSING means the first closing of the Initial TWIC Contribution.

                  1.39.    FORMER TWIC EMPLOYEES has the meaning set forth in
Section 2.9.

                  1.40. FRANCHISES means a written "franchise" within the meaning of Section 602(9) of the Communications Act.

                  1.41. GAAP means generally accepted accounting principles in the United States in effect from time to time.

                  1.42. GOVERNMENTAL APPROVALS means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

                  1.43. GOVERNMENTAL AUTHORITY means any supranational, national, state, municipal or local government, political subdivision or other governmental department, court, commission, board, bureau, agency, instrumentality, or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, whether domestic or foreign.

                  1.44. GROUP means the TWIC Broadband Group or the Company Group as the context requires. Any Person in a Group may be referred to as a "MEMBER."

                  1.45. HAZARDOUS SUBSTANCES means (a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (RCRA) (42 U.S.C. Sections 6901 et seq.); (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.) (CERCLA); (c) any substance regulated by the Toxic Substances Control Act (TSCA) (42 U.S.C. Section 2601 et seq.) or the Federal Insecticide, Fungicide and Rodenticide Act (FIFRA) (7 U.S.C. Section 136 et seq.); (d) asbestos or asbestos-containing material of any kind or character;
(e) polychlorinated biphenyls; (f) any substances regulated under the provisions of Subtitle I of RCRA relating to underground storage tanks; (g) any substance the presence, use, handling, treatment, storage, release or disposal of which on real property owned or leased by TWIC is regulated or prohibited by any Environmental Law; and (h) any other substance which by any Environmental Law requires special handling, reporting or notification of any Governmental Authority in its collection, storage, release, use, treatment or disposal.

                  1.46.    HOLDCO has the meaning set forth in the preamble.

                  1.47. HSR ACT means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

                  1.48. INCOME TAXES means any Tax which is based upon, measured by, or calculated with respect to net income or profits (including alternative minimum Tax).

                  1.49. INDEBTEDNESS means, with respect to any Person, (a) any obligation of such Person (i) for borrowed money, (ii) evidenced by a bond, note, debenture or similar instrument for value received or in settlement of claims, (iii) under conditional sale or other title retention agreements relating to property acquired by such Person, (iv) for the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, or (v) under any lease or similar arrangement that would be required to be accounted for by the lessee as a capital lease in accordance with GAAP, or (b) without duplication, any guarantee (or keepwell agreement) by such Person of any Indebtedness of others described in clause (a); provided, that in no event shall Indebtedness include letters of credit that are performance or surety bonds or similar instruments issued in the ordinary course of business or disclosed pursuant to Schedule 1.104(h).

                  1.50.    INDEMNIFICATION PAYMENT has the meaning set forth in
Section 4.8(a).

                  1.51.    INDEMNIFYING PARTY has the meaning set forth in
Section 4.3(a).

                  1.52.    INDEMNITEE has the meaning set forth in Section
4.3(a).

                  1.53.    INDEMNITY PAYMENT has the meaning set forth in
Section 4.3(a).

                  1.54. INFORMATION means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, Contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product) and other technical, financial, employee or business information or data.

                  1.55. INITIAL TWIC CONTRIBUTION has the meaning set forth in the recitals.

                  1.56. INITIAL TWIC CONTRIBUTION AGREEMENT has the meaning set forth in the recitals.

                  1.57. INSURANCE POLICY means any insurance policy written by an insurance carrier under which, at any time prior to the Closing, any TWIC Broadband Assets were insured or TWIC, ATC, Time Warner Connect or any of their respective Subsidiaries (or any such Person's officers or directors) was an insured party, excluding insurance policies funding Benefit Plans.

                  1.58.    INSURANCE PROCEEDS means those monies:

                  (a)      received by an insured from an insurance carrier; or

                  (b)      paid by an insurance carrier on behalf of an insured;

in any such case net of any costs or expenses incurred in the collection thereof.

                  1.59. INTELLECTUAL PROPERTY AGREEMENT means the Intellectual Property Agreement, dated as of August 20, 2002 and as amended as of the date hereof, by and between the Company and Holdco.

                  1.60. JUDGMENT means any judicial decision, judgment, writ, order, injunction, stipulation, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or judge or the arbitrator in any binding arbitration, and any order of or by any Governmental Authority.

                  1.61. LAW means any foreign or domestic law, statute, code, ordinance, rule, regulation, treaty or Judgment, enacted, entered, promulgated, applied or followed by a Governmental Authority.

                  1.62. LIABILITIES means any and all losses, claims, charges, Indebtedness, demands, Actions, damages, obligations, payments, costs and expenses, bonds, indemnities and similar obligations, covenants, Contracts, controversies, omissions, make whole agreements and similar obligations, and other liabilities, including all Contractual obligations, whether due or to become due, absolute or contingent, inchoate or otherwise, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, determined or determinable, whenever arising, and including those arising under any Law, principles of common law or equity (including negligence and strict liability), Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses, whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any Governmental Authority or any award of any arbitrator or mediator of any kind, and those arising under any Contract, commitment or undertaking, including those arising under this Agreement or any Ancillary Agreement or incurred by a party hereto or thereto in connection with enforcing its rights to indemnification hereunder or thereunder, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

                  1.63. LIEN means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

                  1.64. MEMBER has the meaning set forth in the definition of Group.

                  1.65. NON-INCOME TAXES shall mean all Taxes other than Income Taxes. For the avoidance of doubt, Non-Income Taxes shall include, but not be limited to, business and occupation, sales, use, ad valorem property, real property gains, real or personal property, intangibles, transfer, telecommunications, or similar Taxes.

                  1.66. NON-TRANSFERRING TWIC BROADBAND MEMBER means any TWIC Broadband Member other than a Transferring TWIC Broadband Member and, for the avoidance of doubt, shall include any Surviving Transferring Pass-Through Entity (as defined in the Initial TWIC Contribution Agreement).

                  1.67. ORIGINAL PARTNERSHIP AGREEMENT means the Agreement of Limited Partnership of TWE, dated as of October 29, 1991, as amended, supplemented or modified in accordance with the terms thereof through the date hereof.

                  1.68. PASS-THROUGH ENTITY means an entity which, for federal income tax purposes, is treated as a partnership, disregarded entity or a grantor trust or any entity treated similarly to any of the foregoing for federal income tax purposes.

                  1.69. PASS-THROUGH ENTITY LEVEL INCOME TAXES shall mean Income Taxes of a Pass-Through Entity or any entity owned directly or indirectly, in whole or in part, by such Pass-Through Entity to the extent that such Income Taxes are imposed by Law on such entity and not passed through to its owners by reason of such entity being a Pass-Through Entity.

                  1.70. PATENT ASSIGNMENT means the Patent Assignment, dated as of the date hereof, by and between the Company and Holdco.

                  1.71. PERSON means an individual, corporation, partnership, limited liability company, association, trust, joint venture or other entity or organization, including a Governmental Authority.

                  1.72. PRIME RATE means the rate that the Bank of New York (or any successor thereto or other major money center commercial bank agreed to by the parties hereto) announces from time to time as its prime lending rate, as in effect from time to time.

                  1.73. REAL PROPERTY INSTRUMENTS has the meaning set forth in Section 2.4(a).

                  1.74. RESTRUCTURING AGREEMENT has the meaning ascribed thereto in the recitals.

                  1.75. SECURITY INTEREST means any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever.

                  1.76. SUBSIDIARY means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other body performing similar functions are at any time directly or indirectly owned by such Person; provided, however, that no Person that is not directly or indirectly wholly owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control that Person.

                  1.77. SYSTEM means a "cable television system" within the meaning of Section 602(7) of the Communications Act.

                  1.78. TAX RETURN shall mean any report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a Governmental Authority with respect to any Tax, including an information return, claim for refund, amended return, declaration or estimated Tax return, in connection with the determination, assessment, collection or administration of any Tax.

                  1.79. TAXES shall mean all forms of taxes, fees, imposts, levies or other assessments whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by any Governmental Authority, and, without limiting the generality of the foregoing, shall include income, gross receipts, business and occupation, property, sales, use, license, excise, franchise, capital stock, employment, payroll, unemployment insurance, social security, stamp, environmental, value added, alternative or added minimum, ad valorem, trade, recording, withholding, occupation or transfer tax, custom or duty or other like governmental assessment or charge of any kind whatsoever, whether computed on a separate, consolidated, unitary, combined or any other basis, together with any related interest, penalties and additions imposed by any Governmental Authority.

                  1.80.    THIRD PARTY CLAIM has the meaning set forth in
Section 4.4(a).

                  1.81. TIME WARNER CONNECT means Time Warner Connect, a New York general partnership.

                  1.82. TIME WARNER CONNECT BUSINESS has the meaning set forth in the definition of TWIC Broadband Business.

                  1.83. TRADEMARK AND SERVICE MARK ASSIGNMENT means the Trademark and Service Mark Assignment, dated as of the date hereof, by and between the Company and Holdco.

                  1.84. TRANSACTION AGREEMENTS has the meaning set forth in the Restructuring Agreement.

                  1.85. TRANSFEREE INDEMNIFICATION PAYMENT has the meaning set forth in Section 4.8(a).

                  1.86. TRANSFERRING TWIC BROADBAND MEMBER means a TWIC Broadband Member the Equity Securities of which that are held, directly or indirectly, by Holdco are to be contributed, directly or indirectly, pursuant to
Section 2.1(e).

                  1.87. TRANSFEROR INDEMNIFICATION PAYMENT has the meaning set forth in Section 4.8(a).

                  1.88. TWE means Time Warner Entertainment Company, L.P., a Delaware limited partnership.

                  1.89. TWE BROADBAND BUSINESS has the meaning set forth in the TWE Distribution Agreement.

                  1.90. TWE BROADBAND PARTNERSHIP LIABILITIES means all TWE Partnership Liabilities that are primarily related to the TWE Broadband Business.

                  1.91. TWE CONTRIBUTION AGREEMENT has the meaning set forth in the recitals.

                  1.92. TWE DISTRIBUTION AGREEMENT means the Amended and Restated TWE Distribution Agreement, dated as of the date hereof, by and among TWE, Holdco, AOLTW and the Company.

                  1.93. TWE ENTITY LEVEL INCOME TAXES shall mean Income Taxes of TWE or any entity owned directly or indirectly, in whole or in part, by TWE to the extent that such Income Taxes are imposed by Law on such entity and not passed through to its owners by reason of such entity being a Pass-Through Entity.

                  1.94. TWE NON-BROADBAND BUSINESS has the meaning set forth in the TWE Distribution Agreement.

                  1.95. TWE NON-BROADBAND PARTNERSHIP LIABILITIES means all TWE Partnership Liabilities other than TWE Broadband Partnership Liabilities.

                  1.96. TWE PARTNERSHIP INTERESTS means all of the general and limited partnership interests in TWE held by Holdco and all rights and interests of Holdco under the Original Partnership Agreement.

                  1.97. TWE PARTNERSHIP LIABILITIES means, with respect to any partner of TWE, all Liabilities of such Person (or any predecessor in interest of such Person) relating to, arising out of, or resulting from such Person's (or such predecessor's) capacity as a partner of TWE or otherwise incurred for the benefit of TWE or its controlled Affiliates (including guarantees, keepwells or similar credit support issued in respect of Liabilities of TWE or its controlled Affiliates), including all Liabilities of such Person (or any predecessor in interest of such Person) under the Original Partnership Agreement, other than Liabilities for Income Taxes that are not TWE Entity Level Income Taxes.

                  1.98.    TWIC means TWI Cable Inc., a Delaware corporation.

                  1.99.    TWIC BROADBAND ASSETS means (without duplication):

                  (a) any Assets existing on the date of the Original Contribution Agreement, subject to any dispositions of such Assets subsequent to the date of the Original Contribution Agreement in compliance with the terms of the Restructuring Agreement, that are primarily related to or primarily used in the TWIC Broadband Business;

                  (b) any Assets acquired subsequent to the date of the Original Contribution Agreement, in compliance with the terms of the Restructuring Agreement, that are primarily related to the TWIC Broadband Business;

                  (c) any rights, benefits and privileges of any TWIC Broadband Member under any TWIC Broadband Contract, and any rights, benefits and privileges of Holdco or its Subsidiaries arising under Contracts pursuant to which the Initial TWIC Contribution or the ATC Contribution was effected;

                  (d) any interests in and rights with respect to any Equity Securities that are to be contributed, directly or indirectly, pursuant to Section 2.1(e);

                  (e) any Authorizations of any TWIC Broadband Member, that are primarily related to or primarily used in the TWIC Broadband Business, including any rights, benefits, privileges or other interests of any TWIC Broadband Member in any Franchises (including those set forth on Schedule 1.99(e));

                  (f) any TWIC Broadband Real Property and related Assets referred to in Section 2.4(b);

                  (g) any other Assets that are expressly identified by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Assets to be assigned to any Company Group Member or retained by any Transferring TWIC Broadband Member;

                  (h) any Assets comprising, and any rights, benefits, privileges or other interests in, the Systems set forth on Schedule 1.99(h) and any and all other

Systems owned, managed or operated directly or indirectly by any TWIC Broadband Member;

                  (i) any rights relating to, arising out of or resulting from any Actions to the extent related to the TWIC Broadband Business, including those listed on Schedule 1.99(i) to the extent related to the TWIC Broadband Business;

                  (j) any monies, contracts or other funds relating to the participation of any Continued TWIC Employee or Former TWIC Employees in any Benefit Plan, but only to the extent that such Assets are primarily related to the TWIC Broadband Business and except to the extent that sponsorship of a funded Benefit Plan is continued by AOLTW or any of its Affiliates (other than the Company or any Company Group Member);

                  (k) any other Assets that are primarily used or primarily held for use in the TWIC Broadband Business;

                  (l) any interest in and rights with respect to any Equity Security in a joint venture or similar investment primarily related to the TWIC Broadband Business (including, without limitation, the interest of any TWIC Broadband Member in Road Runner Holdco LLC, a Delaware limited liability company, Time Warner Entertainment-Advance/Newhouse Partnership, a New York general partnership, and any joint venture the primary business of which is the ownership or management of Systems);

                  (m) any interest in any other investments related primarily to the TWIC Broadband Business;

                  (n) any Assets received by Holdco or any Subsidiary of Holdco from TWIC, ATC or any of their respective Subsidiaries pursuant to the Initial TWIC Contribution Agreement or the ATC Contribution Agreement or any documents entered into pursuant to the terms thereof in order to effectuate the Initial TWIC Contribution or ATC Contribution, including Assets received by Holdco or any Subsidiary of Holdco from TWIC, ATC or any of their respective Subsidiaries pursuant to the Initial TWIC Contribution Agreement after the Final TWIC Closing or pursuant to the ATC Contribution Agreement after the date thereof; and

                  (o)      any Assets listed or described on Schedule 1.99(o).

Notwithstanding the foregoing, the TWIC Broadband Assets shall not in any event include the Excluded Assets or the TWE Partnership Interests.

                  1.100. TWIC BROADBAND BUSINESS means the following businesses conducted directly or indirectly by TWIC and its Subsidiaries (or, in the case of clause (f), ATC and its Subsidiaries and, in the case of clause (g), Time Warner Connect and its Subsidiaries) at any time prior to the Final TWIC Closing (or, in the case of clauses (f) and (g), prior to the date of the ATC Contribution Agreement) or by any TWIC Broadband Member after the First TWIC Closing (in each case, either itself or through direct or indirect divisions, subsidiaries, affiliates, joint ventures, or other investments, or any of their predecessors or successors): (a) all of the business relating to the ownership, management and operation of any Systems that are owned, managed or operated directly or indirectly by any TWIC Broadband Member, including those described in Section 1.99(h) and any Systems divested by TWIC or any TWIC Broadband Members; (b) all of the business related to the ownership and operation of the Road Runner high speed data service business and the interest in Road Runner Holdco, LLC, a Delaware limited liability company, held by TWIC, Holdco or any TWIC Broadband Member; (c) any terminated, divested or discontinued businesses or operations that at the time of termination, divestiture or discontinuation primarily related to the TWIC Broadband Business;
(d) all of the business related to the ownership and operation of local news channels in the locations of the Systems described in clause (a); (e) the businesses, Assets and Liabilities primarily related to the TWIC Broadband Business, including the ownership interests in joint ventures that are primarily related to the TWIC Broadband Business, including those listed or described on
Schedule 1.100(e) that are primarily related to the TWIC Broadband Business; (f) the businesses formerly conducted by ATC (either itself or through its divisions or Subsidiaries) related to the microwave transmission of video, voice and data signals pursuant to licenses and authorizations issued to ATC or its Subsidiaries by the FCC (the "ATC MICROWAVE BUSINESS"); and (g) the businesses formerly conducted by Time Warner Connect (either itself or through its divisions or Subsidiaries) (the "TIME WARNER CONNECT BUSINESS"); provided that the TWIC Broadband Business shall not include (x) any Assets disposed of or otherwise transferred from, or Liabilities discharged by, TWIC, ATC, Time Warner Connect or their respective Subsidiaries or by Holdco or the TWIC Broadband Group, in each case, after the date of the Original Contribution Agreement in compliance with the terms of the Restructuring Agreement or (y) the Excluded Assets, the Excluded Liabilities, the Excluded Tax Liabilities, the TWE Partnership Interests or Holdco's TWE Broadband Partnership Liabilities.

                  1.101. TWIC BROADBAND CONTRACTS means the following Contracts to which Holdco or any TWIC Broadband Member is a party or by which it or any TWIC Broadband Member or any of their respective Assets is bound or which have been assigned to Holdco pursuant to the Initial TWIC Contribution Agreement or to the ATC Contribution Agreement (or pursuant to any other documents entered into pursuant to the terms thereof in order to effectuate the Initial TWIC Contribution or the ATC Contribution), even if TWIC, ATC, Time Warner Connect or any of their Subsidiaries remains a party thereto (provided that neither (i) this Agreement, the Ancillary Agreements or any Contract entered into or delivered pursuant to this Agreement or any Ancillary Agreement, nor (ii) any contract or agreement that is expressly contemplated to be retained by Holdco or any Non-Transferring TWIC Broadband Member pursuant to any provision of this Agreement or any Ancillary Agreement, shall be considered a TWIC Broadband Contract):

                  (a) any Contract that relates primarily to the TWIC Broadband Business including Contracts that may be extended, modified or terminated after the date of the Original Contribution Agreement;

                  (b) any Contract listed or described on Schedule 1.101(b) that relates primarily to the TWIC Broadband Business;

                  (c) any Contract that pursuant to this Agreement or any Ancillary Agreement is otherwise to be expressly retained by any Transferring TWIC Broadband Member or assumed by any Company Group Member; and

                  (d) subject to the limitations contained in Section 9.3. of the Initial TWIC Contribution Agreement, the rights and obligations of the TWIC Broadband Members under the Contracts pursuant to which the Initial TWIC Contribution and the ATC Contribution were effected.

                  1.102. TWIC BROADBAND GROUP means, unless otherwise specified, Holdco (other than any corporate functions of Holdco, or any divisions of Holdco that are not primarily engaged in the TWIC Broadband Business) and any direct or indirect Subsidiary of Holdco (other than TWE and its Subsidiaries) primarily engaged in the TWIC Broadband Business (including their respective successors and assigns and, for the avoidance of doubt, shall include any Surviving Transferring Pass-Through Entity (as defined in the Initial TWIC Contribution Agreement)). For the avoidance of doubt, any Person in the TWIC Broadband Group that becomes a Subsidiary of the Company as the result of the direct or indirect contribution of Equity Securities of such Person to the Company pursuant to this Agreement shall, with respect to periods following such contribution, cease to be a Person in the TWIC Broadband Group. The Company and its Subsidiaries (other than, with respect to periods prior to the Closing, Transferring TWIC Broadband Members) shall not be treated as members of the TWIC Broadband Group. Any Person in the TWIC Broadband Group may be referred to as a "TWIC BROADBAND MEMBER," but in the case of Holdco, such references shall only be to the extent of its divisions primarily engaged in the TWIC Broadband Business.

                  1.103. TWIC BROADBAND INDEMNITEES has the meaning set forth in Section 4.1.

                  1.104. TWIC BROADBAND LIABILITIES means (without duplication) the following and, in each case, whether arising before, on or after the Closing:

                  (a) any Liabilities existing on the date of the Original Contribution Agreement, subject to any discharge of such Liabilities subsequent to the date of the Original Contribution Agreement, that are primarily related to the TWIC Broadband Business;

                  (b) any Liabilities that are expressly identified by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Liabilities to be retained by any Transferring TWIC Broadband Member or assumed by any Company Group Member, subject to discharge of such Liabilities subsequent to the date of the Original Contribution Agreement;

                  (c) any Liabilities relating to, arising out of or resulting from any TWIC Broadband Contract, including any such Liabilities of Holdco or its Subsidiaries relating to, arising out of or resulting from the Contracts pursuant to which the Initial TWIC Contribution or the ATC Contribution was effected;

                  (d) any Liabilities assumed, incurred or arising subsequent to the date of the Original Contribution Agreement that are primarily related to the TWIC Broadband Business;

                  (e) any Liabilities to the extent relating to, arising out of or resulting from any Actions related to the TWIC Broadband Business, including those Actions listed on Schedule 1.99(i) to the extent related to the TWIC Broadband Business;

                  (f) any Liabilities, including any Environmental Liabilities, Liabilities for Non-Income Taxes and Pass Through Entity-Level Income Taxes, primarily relating to:

                         (i) the TWIC Broadband Business, including the operation of the TWIC Broadband Business, as conducted at any time prior to, on or after the Closing (including any such Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority));

                         (ii) the operation of the TWIC Broadband Business conducted by any Company Group Member at any time after the Closing (including any such Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority)); or

                         (iii) any TWIC Broadband Assets (including any TWIC Broadband Contracts and any TWIC Broadband Real Property);

                  (g) except as set forth in Section 2.9, any Liabilities relating to, arising out of, or resulting from any employee, employment activity or practice or Benefit Plan, with respect to any Continued TWIC Employees or Former TWIC Employees, but only to the extent such Liabilities are primarily related to the TWIC Broadband Business; and

                  (h) any Liabilities listed or described on Schedule 1.104(h) that are primarily related to the TWIC Broadband Business.

                  Notwithstanding the foregoing, the TWIC Broadband Liabilities shall not include the Excluded Liabilities, the Excluded Tax Liabilities or the TWE Non-Broadband Partnership Liabilities.

                  1.105. TWIC BROADBAND MEMBER has the meaning set forth in the definition of TWIC Broadband Group.

                  1.106. TWIC BROADBAND REAL PROPERTY means all right, title and interest in real property primarily used in connection with the TWIC Broadband Business, wherever located, of TWIC, ATC, Time Warner Connect or any of their respective Subsidiaries, Holdco or any TWIC Broadband Member, including: (a) the real property listed on Schedule 1.106(a) that is primarily used or primarily held for use in connection with the TWIC Broadband Business,
(b) all land (the "LAND") owned by any TWIC Broadband Member and primarily used or primarily held for use in connection with the TWIC Broadband Business, together with all buildings, structures and other improvements (the "IMPROVEMENTS") now or hereafter located thereon (the Land and the Improvements, collectively, the "OWNED REAL PROPERTY"), (c) all real property leased, subleased or otherwise occupied by any TWIC Broadband Member and primarily used or primarily held for use in connection with the TWIC Broadband Business (the "LEASED REAL PROPERTY" and, together with the Owned Real Property, the "REAL PROPERTY"), (d) all easements, licenses, permits, rights of way, reservations, privileges, and other estates and rights of any TWIC Broadband Member, either in gross or appurtenant pertaining to such Real Property or to any other real property and primarily used or primarily held for use in connection with the TWIC Broadband Business, (e) all right, title and interest of any TWIC Broadband Member in and to all strips and gores, all alleys adjoining land, and the land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land to the center line thereof, and all right, title and interest of any TWIC Broadband Member in and to any award made or to be made in lieu thereof and in and to any unpaid award for any taking by condemnation or any damages to the Owned Real Property by reason of any change of grade of any street, road or avenue, in each case, primarily used or primarily held for use in connection with the TWIC Broadband Business, (f) all right, title and interest of any TWIC Broadband Member in and to the airspace above the Real Property (and the rights to use such airspace) and any transferable development or similar rights appurtenant to the Real Property by allocation under applicable Laws, by zoning lot merger or otherwise and (g) all rights, licenses, easements, leases, indefeasible rights of use, title, attachment rights, authorizations and other rights pertaining to poles, conduits and cable primarily used or primarily held for use in connection with the TWIC Broadband Business and held by any TWIC Broadband Member.

                  1.107. TWIC CLOSING means any closing of transactions comprising a part of the Initial TWIC Contribution, including the First TWIC Closing and the Final TWIC Closing.

                  1.108. TWIC CONTRIBUTION GROUP EMPLOYEES means (i) all employees of TWIC, ATC, Time Warner Connect and each of their respective Subsidiaries who are primarily employed in connection with the TWIC Broadband Business as of immediately prior to a TWIC Closing applicable to such employees, in the case of employees of ATC, Time Warner Connect or their Subsidiaries, the date of the ATC Contribution Agreement, and are employed by Holdco or its Subsidiaries as of immediately prior to the Closing; and (ii) all employees hired by Holdco or its Subsidiaries in the ordinary course of business on or after the First TWIC Closing who are primarily employed in connection with the TWIC Broadband Business as of immediately prior to the Closing, in each case, including individuals on leave of absence, short-term disability and long-term disability.

                  1.109. TWIC NON-BROADBAND ASSETS means all Assets of ATC, Time Warner Connect, TWIC, Holdco and their respective Subsidiaries, including their ownership interests in their respective Subsidiaries and TWIC Non-Broadband Real Property but, in each case, excluding the TWIC Broadband Assets and the TWE Partnership Interests; provided that, to the extent that any direct or indirect Subsidiary of TWIC or Holdco owns any assets other than TWIC Broadband Assets, such other assets shall be deemed to be TWIC Non-Broadband Assets hereunder, including for purposes of Section 2.1(a). Notwithstanding the foregoing, the TWIC Non-Broadband Assets shall include the Excluded Assets.

                  1.110. TWIC NON-BROADBAND BUSINESS means the businesses conducted (including any businesses or operations terminated, discontinued or divested) directly or indirectly by ATC, Time Warner Connect, TWIC or Holdco (in each case, either itself or through direct or indirect divisions, subsidiaries, affiliates, joint ventures or other investments, or any of their predecessors or successors), other than the TWIC Broadband Business and the TWE Partnership Interests.

                  1.111. TWIC NON-BROADBAND LIABILITIES means all Liabilities of ATC, Time Warner Connect, TWIC, Holdco or their respective Subsidiaries, including all Liabilities primarily relating to, arising out of or resulting from the TWIC Non-Broadband Real Property but excluding the TWIC Broadband Liabilities and the TWE Broadband Partnership Liabilities. Notwithstanding the foregoing, the TWIC Non-Broadband Liabilities shall include the Excluded Liabilities and Excluded Tax Liabilities.

                  1.112. TWIC NON-BROADBAND REAL PROPERTY means all right, title and interest in real property, wherever located, of ATC, Time Warner Connect, TWIC, Holdco or their respective Subsidiaries, other than the TWIC Broadband Real Property.

                                   ARTICLE II
                                THE CONTRIBUTION

                  2.1.     CONTRIBUTIONS OF ASSETS AND ASSUMPTION OF LIABILITIES

                  (a) Subject to Section 2.1(e) and Section 3.1, at the Closing and immediately following the Exchange (as defined in the Restructuring Agreement), Holdco will contribute, assign, transfer, convey and deliver (herein "contribute"), or cause to be contributed, to the capital of the Company, and the Company will accept from Holdco and its applicable Subsidiaries, all of the TWIC Broadband Business by contributing all of each TWIC Broadband Member's respective right, title and interest in and to all of the TWIC Broadband Assets, other than the Delayed Transfer Assets.

                  (b) Subject to Section 2.1(e) and Section 3.1, at the Closing and concurrently with the transactions contemplated in Section 2.1(a), Holdco will contribute, or cause to be contributed, to the Company, and the Company will assume and agree faithfully to perform and fulfill all the TWIC Broadband Liabilities in accordance with their respective terms; provided that such TWIC Broadband Liabilities shall not be assigned or otherwise transferred to the extent that such TWIC Broadband Liabilities are Liabilities of a Transferring TWIC Broadband Member but in such case shall remain Liabilities of such Transferring TWIC Broadband Member. The Company shall be responsible for all TWIC Broadband Liabilities, regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to, on or subsequent to the date hereof, regardless of where or against whom such Liabilities are asserted or determined or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by a Member of any Group or any of their respective directors, officers, employees or agents or Affiliates.

                  (c) Each of the parties hereto agrees that the Delayed Transfer Assets will be contributed in accordance with the terms of Section 2.6 or other agreements that provide for such contribution after the Closing. The parties hereto further agree (i) that all such Delayed Transfer Assets shall be treated for all Tax purposes as assets of the beneficial owner and (ii) not to report or take any Tax position (on a Tax Return or otherwise) inconsistent with such treatment (unless required by a change in applicable Tax law or good faith resolution of a contest). Following the Closing, the Delayed Transfer Assets shall (except when the context otherwise requires) be treated for all purposes of this Agreement and the Ancillary Agreements as TWIC Broadband Assets.

                  (d) In the event that at any time or from time to time (whether prior to or after the Closing), Holdco or any of its Subsidiaries (other than, prior to the Closing, TWE or its Subsidiaries and after the Closing, the Company or its Subsidiaries) shall receive or otherwise possess any Asset that should have been assigned or transferred to the Company (or retained by any Transferring TWIC Broadband Member) pursuant to this Agreement or any Ancillary Agreement, including Assets transferred to Holdco or any of its Subsidiaries pursuant to the Initial TWIC Contribution after consummation of such transaction, Holdco shall promptly transfer, or cause to be transferred, such Asset to the Company. Prior to any such transfer, Holdco shall, or shall cause its Subsidiary to, hold such Asset in trust for the Company.

                  (e) The parties acknowledge and agree that any TWIC Broadband Asset to be contributed hereunder, that is already owned by a TWIC Broadband Member (other than Holdco) and any TWIC Broadband Liability to be assumed hereunder for which a TWIC Broadband Member (other than Holdco) is already liable, may be contributed or assumed, as applicable, at Holdco's option by either (i) contributing to the Company, directly or indirectly, all of the Equity Securities of the TWIC Broadband Member that directly or indirectly owns such TWIC Broadband Asset or is subject to such TWIC Broadband Liability, as applicable (provided that if such Person owns any Assets other than TWIC Broadband Assets such Assets will be transferred to, and if such

Person is subject to any Liabilities other than TWIC Broadband Liabilities such Liabilities will be assumed by, Holdco (or one or more Subsidiaries of Holdco designated by Holdco the Equity Securities of which are not to be contributed pursuant to this Section 2.1(e)) prior to the Closing), or (ii) causing such TWIC Broadband Member to contribute or assign, as applicable, such TWIC Broadband Assets or TWIC Broadband Liabilities directly to the Company; provided that this Section 2.1(e) shall not authorize the contribution to the Company of Equity Securities or Assets that are Excluded Assets.

                  (f) Subject to Section 3.1, at the Closing and concurrently with the contribution contemplated in Section 2.1(a), Holdco shall contribute to the capital of the Company, and the Company will accept from Holdco, all of Holdco's right, title and interest in and to all of the TWE Partnership Interests set forth on Schedule 2.1(f), which will constitute all of the TWE Partnership Interests.

                  (g) Subject to Section 3.1, at the Closing and concurrently with the contribution contemplated in Section 2.1(a), Holdco will contribute to the Company and the Company will assume, and agree faithfully to perform and fulfill all of Holdco's TWE Broadband Partnership Liabilities. The Company shall be responsible for all of Holdco's TWE Broadband Partnership Liabilities, regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to, on or subsequent to the date hereof, regardless of where or against whom such Liabilities are asserted or determined or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by TWE or a Member of any Group or any of their respective directors, officers, employees or agents or Affiliates.

                  (h) In consideration of the contributions in this Article II, at the Closing the Company shall issue to Holdco 746 shares of Company Class A Common Stock. The Company Class A Common Stock to be issued pursuant to the preceding sentence shall, when issued, be duly authorized, validly issued, fully paid, nonassessable and free and clear of all Liens other than Permitted Liens (as defined in the Restructuring Agreement).

                  2.2. DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. EXCEPT AS MAY EXPRESSLY BE SET FORTH HEREIN, IN ANY ANCILLARY AGREEMENT, IN THE RESTRUCTURING AGREEMENT OR IN ANY OTHER TRANSACTION AGREEMENT (AND NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY REAL PROPERTY INSTRUMENT), (A) NONE OF THE COMPANY, HOLDCO OR ANY OTHER PERSON MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING ANY CONSENTS OR APPROVALS REQUIRED IN CONNECTION THEREWITH) OR THE BUSINESS, ASSETS, CONDITION OR PROSPECTS (FINANCIAL OR OTHERWISE) OF, OR ANY OTHER MATTER INVOLVING, THE ASSETS, BUSINESSES OR LIABILITIES OF THE COMPANY, THE COMPANY GROUP, HOLDCO, TWE OR THE TWIC BROADBAND GROUP; (B) ALL OF THE ASSETS TO BE RETAINED OR

TRANSFERRED OR THE LIABILITIES TO BE RETAINED, ASSUMED OR TRANSFERRED IN ACCORDANCE WITH THIS AGREEMENT SHALL BE TRANSFERRED OR ASSUMED ON AN "AS IS, WHERE IS BASIS," AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A SPECIFIC PURPOSE OR OTHERWISE ARE HEREBY EXPRESSLY DISCLAIMED AND (C) NONE OF THE COMPANY, HOLDCO OR ANY OTHER PERSON MAKES ANY REPRESENTATION OR WARRANTY WITH RESPECT TO ANY INFORMATION, DOCUMENTS OR MATERIAL MADE AVAILABLE IN CONNECTION WITH THE ENTERING INTO OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  2.3. OTHER ANCILLARY AGREEMENTS. On or prior to the Closing, each of the Company and Holdco will execute and deliver, and will cause its Subsidiaries to execute and deliver, all Ancillary Agreements to which such Person is a party.

                  2.4. DOCUMENTS RELATING TO TRANSFER OF REAL PROPERTY INTERESTS AND TANGIBLE PROPERTY LOCATED THEREON. (a) To the extent necessary, in furtherance of the assignment, transfer and conveyance of the TWIC Broadband Real Property and the assumption of the related TWIC Broadband Liabilities pursuant to Sections 2.1(a) and (b), at the Closing (to the extent practicable) or promptly thereafter in accordance with Article VII hereof, each of the Company and Holdco, or their applicable Subsidiaries, will execute and deliver such deeds, lease assignments and assumptions, leases, subleases and sub-subleases, transfer tax returns, affidavits and similar instruments as may be necessary to effect the transactions contemplated by this Agreement, including this Section 2.4 (collectively, the "REAL PROPERTY INSTRUMENTS"). The applicable Real Property Instruments will be on mutually acceptable terms.

                  (b) Except as otherwise expressly provided in this Agreement or any Ancillary Agreement or on Schedule 2.4(b), all leasehold improvements, fixtures, furniture, office equipment, servers, private branch exchanges, artwork and other tangible property (other than equipment subject to capital or operating equipment leases, which will be transferred or retained based on whether the associated capital or operating equipment lease is or is not an TWIC Broadband Contract) located as of the date hereof on any TWIC Broadband Real Property shall be transferred to the Company and included within the definition of TWIC Broadband Assets.

                  2.5. DOCUMENTS RELATING TO OTHER TRANSFERS OF ASSETS AND ASSUMPTION OF LIABILITIES. In furtherance of the assignment, transfer and conveyance of TWIC Broadband Assets and TWE Partnership Interests and the assumption of TWIC Broadband Liabilities and Holdco's TWE Broadband Partnership Liabilities pursuant to Sections 2.1(a), (b), (f) and (g), simultaneously with the Closing or, to the extent not capable of being delivered at such time, as promptly as practicable thereafter, (a) Holdco shall execute and deliver, and shall cause its Subsidiaries to execute and deliver, such bills of sale, stock powers, certificates of title, assignments and assumptions of contracts and other instruments of transfer, conveyance, assignment and assumption as and to the extent necessary to evidence the contribution, transfer, conveyance and assignment of all of Holdco's and its Subsidiaries' right, title and interest in and to the TWIC Broadband

Assets and TWE Partnership Interests to the Company and (b) the Company shall execute and deliver, and shall cause its Subsidiaries to execute and deliver, such bills of sale, stock powers, certificates of title, assignments and assumptions of contracts and other instruments of transfer, conveyance, assignment and assumption as and to the extent necessary to evidence the valid and effective assumption of the TWIC Broadband Liabilities and Holdco's TWE Broadband Partnership Liabilities by the Company, to the extent required by
Section 2.1(b) or (g).

                  2.6. GOVERNMENTAL APPROVALS AND CONSENTS. (a) If and to the extent that the valid, complete and perfected transfer or assignment to the Company of any TWIC Broadband Assets would be a violation of applicable Laws or require any Consent or Governmental Approval in connection with the transactions contemplated by the Restructuring Agreement then, unless Holdco shall otherwise determine, the transfer or assignment to the Company of such TWIC Broadband Assets shall be automatically deemed deferred and any such purported transfer or assignment shall be null and void until such time as all legal impediments are removed and/or such Consents or Governmental Approvals have been made or obtained. Notwithstanding the foregoing, any such Delayed Transfer Asset shall be deemed a TWIC Broadband Asset for purposes of determining whether any Liability is a TWIC Broadband Liability.

                  (b) If the transfer or assignment of any Asset intended to be transferred or assigned hereunder is not consummated prior to or at the Closing, whether as a result of the provisions of Section 2.6(a) or for any other reason, then Holdco or its Subsidiary shall thereafter hold such Asset for the use and benefit, insofar as reasonably possible, of the Company or its Subsidiary (at the expense of the Company). In addition, Holdco shall take such other actions as may be reasonably requested by the Company in order to place the Company or its Subsidiary, insofar as reasonably possible, in the same position as if such Asset had been transferred as contemplated hereby and so that all the benefits and burdens relating to such Assets including possession, use, risk of loss, potential for gain, and dominion, control and command over such Asset, are to inure from and after the Closing to the Company Group. To the extent permitted by Law and to the extent otherwise permissible in light of any required Consent and/or Governmental Approval, the Company Group shall be entitled to, and shall be responsible for, the management of any TWIC Broadband Assets not yet transferred to it as a result of this Section 2.6(b) and the parties agree to use reasonable commercial efforts to cooperate and coordinate with respect thereto.

                  (c) If and when the Consents and/or Governmental Approvals, the absence of which caused the deferral of transfer of any Asset pursuant to Section 2.6(a), are obtained, the transfer of the applicable Asset shall be effected in accordance with the terms of this Agreement and/or the applicable Ancillary Agreement.

                  (d) Holdco shall not be obligated, in connection with the foregoing, to expend any money unless the necessary funds are advanced by the Company, other than reasonable out-of-pocket expenses, attorneys' fees and recording or similar fees, all of which shall be promptly reimbursed by the Company.

                  (e) At Closing, Holdco will deliver to the Company a list identifying, in reasonable detail and to Holdco's knowledge, the Delayed Transfer Assets and the Consents or Governmental Approvals required therefor.

                  2.7. NOVATION OF LIABILITIES. (a) Each of the Company and Holdco, at the reasonable written request of the other, shall use its reasonable commercial efforts to obtain, or to cause to be obtained, any release, consent, substitution, approval or amendment required to novate and assign all obligations under Contracts, licenses and other obligations or Liabilities of any nature whatsoever that constitute TWIC Broadband Liabilities or Holdco's TWE Broadband Partnership Liabilities, or to obtain in writing the unconditional release of all parties to such arrangements other than the Company (or any other Company Group Member party thereto), so that, in any such case, the Company (or such Company Group Member) will be solely responsible for such Liabilities; provided, however, that none of the Members of any Group shall be obligated to pay any consideration or surrender, release or modify any rights or remedies therefor to any third party from whom such releases, consents, approvals, substitutions and amendments are requested, except as explicitly set forth in the Restructuring Agreement or any other Transaction Agreement.

                  (b) If the Company or Holdco is unable to obtain, or to cause to be obtained, any such required release, consent, substitution, approval or amendment, Holdco or the applicable TWIC Broadband Member shall continue to be bound by such Contracts, licenses and other obligations and, unless not permitted by Law or the terms thereof, the applicable Company Group Member shall, as agent or subcontractor for Holdco, pay, perform and discharge fully all the obligations or other Liabilities of Holdco or the applicable TWIC Broadband Member thereunder from and after the Closing. The Company shall indemnify each TWIC Broadband Indemnitee and hold it harmless against any Liabilities arising in connection therewith. Holdco or the applicable TWIC Broadband Member shall, without further consideration, pay and remit, or cause to be paid or remitted, to the applicable Company Group Member promptly all money, rights and other consideration received by it in respect of such performance. If and when any such release, consent, substitution, approval or amendment shall be obtained or such agreement, lease, license or other rights or obligations shall otherwise become assignable or able to be novated, Holdco or the applicable TWIC Broadband Member shall thereafter assign, or cause to be assigned, all of its rights, obligations and other Liabilities thereunder to the Company (or one or more Company Group Members designated by the Company) without payment of further consideration and such Company Group Member shall, without the payment of any further consideration, assume such rights and obligations. Notwithstanding the foregoing, unless Holdco or the applicable TWIC Broadband Member shall so elect in writing, the Company shall assume, or cause the assumption of, all TWIC Broadband Liabilities and TWE Broadband Partnership Liabilities of Holdco as of the Closing.

                  2.8. INTELLECTUAL PROPERTY MATTERS. To the extent that this Agreement or any Ancillary Agreement contains provisions which purport to cover or address any matter addressed in the Intellectual Property Agreement, the Intellectual Property Agreement, shall prevail.

                  2.9.     EMPLOYEE BENEFITS MATTERS.

                  (a) All TWIC Contribution Group Employees shall become employees of the Company or one of the Company Group Members (or remain employees of a Transferring TWIC Broadband Member) as of the Closing. TWIC Contribution Group Employees who commence employment with the Company or any Company Group Member (or who are employees of a Transferring TWIC Broadband Member) as of the Closing shall be referred to herein as "CONTINUED TWIC EMPLOYEES." In order to effectuate the transfer of employment described in this Section, Holdco, the Company and the Company Group Members shall take such actions as are reasonably necessary, including, without limitation, the Company or the Company Group Members making a general offer of employment to each TWIC Contribution Group Employee (other than employees of any Transferring TWIC Broadband Member). The parties hereto shall not take any action that would interfere with such employees becoming employed by the Company or one of the Company Group Members (or remaining employed by a Transferring TWIC Broadband Member) as of the Closing. Such employment shall be at substantially the same compensation rates and terms and conditions of employment, including benefits under any Benefit Plan, as were provided to such Continued TWIC Employees immediately prior to the Closing.

                  (b) Notwithstanding any provision of this Agreement to the contrary, subject to applicable law and the terms of any employment or other agreement, the Company shall have the right, in its sole discretion, to modify the compensation rates and other terms and conditions of employment and to dismiss any employee at any time, with or without cause, and to modify or terminate any Benefit Plan it sponsors or its participation in any Benefit Plan at any time and for any reason after the Closing.

                  (c) The Company shall recognize the period of service (without providing for the duplication of benefits) with AOLTW and any of its Affiliates prior to the Closing under all Benefit Plans maintained by the Company as of the Closing to the extent so recognized by AOLTW and its Affiliates prior to the Closing.

                  (d) Notwithstanding any provision in this Agreement to the contrary, the parties hereto agree that, except to the extent used in connection with the funding of any Benefit Plan that is continued by AOLTW or any of its Affiliates (other than the Company or any Company Group Member), the parties hereto shall cause to be transferred to or held for the benefit of the Company and the Company Group Members their and their Affiliates' interests in all life, medical and other insurance policies to the extent relating to Continued TWIC Employees or Former TWIC Employees.

                  (e) Subject to obtaining any necessary consents, as of the Closing, AOLTW and its Affiliates (other than the Company or any Company Group Member) shall assign to, and the Company or one of it Subsidiaries shall assume, all rights, obligations and Liabilities of AOLTW and its Affiliates (other than the Company or any Company Group Member) under all employment agreements and unfunded compensation arrangements relating to Continued TWIC Employees.

                  (f) Notwithstanding any provision in this Agreement to the contrary, the parties hereto agree that, except to the extent that sponsorship of a funded Benefit Plan is continued by AOLTW or any of its Affiliates (other than the Company or any Company Group Member), the TWIC Broadband Assets shall include any moneys, contracts or other funds relating to the participation of any Continued TWIC Employees or any former employee of TWIC or its Subsidiaries (the "FORMER TWIC EMPLOYEES") in any Benefit Plan.

                  (g) Notwithstanding any provision in this Agreement to the contrary, the parties hereto agree that, except to the extent that sponsorship of a funded Benefit Plan is continued by AOLTW or any of its Affiliates (other than the Company or any Company Group Member), the TWIC Broadband Liabilities shall include all Liabilities relating to the participation of any Continued TWIC Employee or Former TWIC Employee in any Benefit Plan.

                  (h) Subject to any required notification, as of the Closing, the parties agree to take such action, and to cause their Affiliates to take such action, as is necessary to cause the Company (or any Company Group Member) to succeed to the rights and obligations of AOLTW and its Affiliates (other than the Company or any Company Group Member), including its rights and obligations with respect to any "multiemployer plan" (as defined in Section 3(37) of ERISA), under any collective bargaining agreement (if any so exist) to the extent such agreement covers Continued TWIC Employees or Former TWIC Employees.

                                   ARTICLE III
                                   CONDITIONS

                  3.1. CONDITIONS. The obligations of each party hereto to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver of the conditions set forth in Article XI of the Restructuring Agreement.

                                   ARTICLE IV
                                 INDEMNIFICATION

                  4.1.     INDEMNIFICATION BY THE COMPANY. Except as provided in
Section 4.3, following the Closing, the Company shall indemnify, defend and hold harmless Holdco, TWIC, ATC and each of their respective Subsidiaries (other than the Company and its Subsidiaries), directors, officers, agents and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "TWIC BROADBAND INDEMNITEES"), from and against any and all Liabilities of the TWIC Broadband Indemnitees relating to, arising out of or resulting from any of the following items (without duplication), whether arising prior to or after the Closing or the date of the Original Contribution
Agreement:

                  (a) the failure of the Company or any other Company Group Member or any other Person to pay, perform or otherwise promptly discharge any TWIC Broadband Liabilities or any TWE Broadband Partnership Liabilities in accordance with their respective terms;

                  (b) the TWIC Broadband Business, including the operation thereof;

                  (c) any breach by the Company or any Company Group Member of this Agreement or any of the Ancillary Agreements; and

                  (d) any Third Party Claim in respect of any TWIC Broadband Liability or any TWE Broadband Partnership Liability.

                  4.2. INDEMNIFICATION BY AOLTW AND HOLDCO. (a) Except as provided in Section 4.3, following the Closing, AOLTW and Holdco, on a joint and several basis, shall indemnify, defend and hold harmless the Company, each Company Group Member and each of their respective directors, officers, agents and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "COMPANY INDEMNITEES"), from and against any and all Liabilities of the Company Indemnitees relating to, arising out of or resulting from any of the following items (without duplication), whether arising prior to or after the Closing or the date of the Original Contribution
Agreement:

                         (i) the failure of Holdco or any of its Subsidiaries or any other Person to pay, perform or otherwise promptly discharge any TWIC Non-Broadband Liabilities or any TWE Non-Broadband Partnership Liabilities in accordance with their respective terms;

                         (ii) the TWIC Non-Broadband Business, including the operation thereof;

                         (iii) any breach by Holdco or any of its Subsidiaries (other than the Company and its Subsidiaries) of this Agreement or any of the Ancillary Agreements; and

                         (iv) any Third Party Claim in respect of any TWIC Non-Broadband Liability or any TWE Non-Broadband Partnership Liability.

                  (b) Notwithstanding the foregoing, AOLTW in its sole discretion can elect at any time upon written notice to the Company to terminate this Section 4.2 with respect to Holdco (and only with respect to Holdco) and to release Holdco from any and all of Holdco's Liabilities under this Section 4.2, and the Company shall execute and deliver all instruments reasonably requested by AOLTW to evidence such release and termination.

                  4.3. INDEMNIFICATION OBLIGATIONS NET OF INSURANCE PROCEEDS AND OTHER AMOUNTS. (a) The parties intend that any indemnification or reimbursement obligation pursuant to this Agreement or any Ancillary Agreement will be net of Insurance Proceeds that actually reduce the amount of the Liability. Accordingly, the amount which any party (an "INDEMNIFYING PARTY") is required to pay to any Person entitled to indemnification hereunder (an "INDEMNITEE") will be reduced by any Insurance Proceeds theretofore actually recovered by or on behalf of the Indemnitee in reduction of the related Liability. If an Indemnitee receives a payment (an "INDEMNITY PAYMENT") required by this Agreement from an Indemnifying Party in respect of any Liability and subsequently receives Insurance Proceeds, then the Indemnitee will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds had been received, realized or recovered before the Indemnity Payment was made.

                  (b) An insurer who would otherwise be obligated to defend or make payment in response to any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "windfall" (i.e., a benefit it would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof.

                  (c) With respect to all policies of insurance with insurance companies, the parties agree to act in good faith and to use their reasonable best efforts to preserve and maximize the insurance benefits due to be provided thereunder and to cooperate with one another as necessary to permit each other to access or obtain the benefits under those policies, provided, however, that nothing in this Section 4.3 shall be construed to prevent any party or any other Person from asserting claims for insurance benefits or accepting insurance benefits provided by the policies. The parties agree to exchange information upon reasonable request of the other party regarding requests that they have made for insurance benefits, notices of claims, occurrences and circumstances that they have submitted to the insurance companies or other entities managing the policies, responses they have received from those insurance companies or entities, including any payments they have received from the insurance companies and any agreements by the insurance companies to make payments, and any other information that the parties may need to determine the status of the insurance policies and the continued availability of benefits thereunder.

                  4.4.     PROCEDURES FOR INDEMNIFICATION OF THIRD PARTY CLAIMS.
(a) If an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a Member of either Group of any claim or of the commencement by any such Person of any Action (collectively, a "THIRD PARTY CLAIM") with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnitee pursuant to
Section 4.1 or 4.2, or any other Section of this Agreement or any Ancillary Agreement (except as otherwise provided therein), such Indemnitee shall give such Indemnifying Party written notice thereof promptly after receipt of notice or senior executives actually becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail.

Notwithstanding the foregoing, the failure of any Indemnitee to give notice as provided in this Section 4.4(a) shall not relieve the related Indemnifying Party of its obligations under this Agreement or any Ancillary Agreement, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice.

                  (b) An Indemnifying Party may elect to defend (and, except as set out in (e) below, unless the Indemnifying Party has specified any reservations or exceptions, to seek to settle or compromise), at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (provided such counsel is reasonably acceptable to the Indemnitee), any Third Party Claim; provided that, notwithstanding the foregoing, an Indemnitee may elect to defend any Excepted Third Party Claim and the Indemnifying Party shall have the right to elect to defend such Excepted Third Party Claim only if the Indemnitee does not elect to do so. Within 30 days after the receipt of notice from an Indemnitee in accordance with Section 4.4(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnitee, except as set forth in the next sentence. In the event that the Indemnifying Party has elected to assume the defense of the Third Party Claim but has specified and continues to assert, any reservations or exceptions in such notice, then, in any such case, the reasonable fees and expenses of one separate counsel (and one separate local counsel) for all Indemnitees shall be borne by the Indemnifying Party.

                  (c) If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in Section 4.4(b), or in the case of an Excepted Third Party Claim, such Indemnitee may defend such Third Party Claim at the cost and expense of the Indemnifying Party.

                  (d) Unless the Indemnifying Party has failed to assume the defense of the Third Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third Party Claim without the consent of the Indemnifying Party (not to be unreasonably withheld), unless such Indemnitee has waived any rights to indemnification hereunder in respect of such Third Party Claim.

                  (e) Without the consent of the Indemnitee (which consent shall not be unreasonably withheld), the Indemnifying Party shall not enter into or consent to any settlement or compromise of the Third Party Claim, unless such settlement or compromise involves only the payment of money damages concurrently with such settlement (and such amount is so paid by the Indemnifying Party), does not impose any equitable relief upon the Indemnitee or any of its Affiliates, or any of its or their respective officers or directors and contains an unconditional release of the Indemnitee, each of its Affiliates and each of its and their respective officers or directors in respect of such claim.

                  4.5. ADDITIONAL MATTERS. (a) Any claim on account of a Liability that does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the related Indemnifying Party. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto (or sooner, if the nature of such claim so requires). If such Indemnifying Party does not respond within such period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such other remedies as may be available to such party.

                  (b) In the event of payment by or on behalf of any Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other person, but only to the extent of such payment. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the reasonable cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

                  (c) In the event of an Action in which the Indemnifying Party is not a named defendant, if either the Indemnitee or Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant, if at all practicable. If such substitution or addition cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the Action as set forth in Section 4.4 and the Indemnifying Party shall fully indemnify the named defendant against all Liabilities in connection therewith, including costs of defending the Action (including court costs, sanctions imposed by a court, attorneys' fees, experts' fees and all other external expenses), the costs of any judgment or settlement, and the cost of any interest or penalties relating to any judgment or settlement.

                  4.6.     REMEDIES CUMULATIVE. The remedies provided in this
Article IV shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

                  4.7. SURVIVAL OF INDEMNITIES. The rights and obligations of Holdco, ATC, AOLTW, each TWIC Broadband Member, the Company, each Company Group Member and their respective Indemnitees under this Article IV shall survive the sale or other transfer by any party of any Assets or businesses or the assignment by it of any Liabilities.

                  4.8. TAX EFFECTS OF INDEMNIFICATION. (a) For all Tax purposes (unless required by a change in applicable Tax law or good faith resolution of a contest), the parties hereto agree to treat, and to cause their respective Affiliates to treat any payment (i) to the Company or to any Company Group Member by AOLTW or Holdco pursuant to an indemnification, reimbursement or refund obligation provided for in this Agreement (a "TRANSFEROR INDEMNIFICATION PAYMENT"), or (ii) to Holdco or to any of

Holdco's Subsidiaries (other than the Company or its Subsidiaries) by the Company pursuant to an indemnification, reimbursement or refund obligation provided for in this Agreement (a "TRANSFEREE INDEMNIFICATION PAYMENT" and, collectively with any Transferor Indemnification Payment, an "INDEMNIFICATION PAYMENT") as (x) with respect to a Transferor Indemnification Payment, a contribution by Holdco to the Company as part of the transfer described in
Section 2.1(a), and (y) with respect to a Transferee Indemnification Payment, the retention by Holdco of the amount of such Indemnification Payment.

                  (b) The amount of any loss for which indemnification is provided under this Agreement shall be (i) increased to take account of the net Tax cost, if any, incurred by the indemnitee arising from the receipt or accrual of an Indemnification Payment hereunder (grossed up for such increase) and (ii) reduced to take account of the net Tax benefit, if any, realized by the indemnitee arising from incurring or paying such loss. In computing the amount of any such Tax cost or benefit, the indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt or accrual of any Indemnification Payment hereunder, or incurring or paying any indemnified loss. Any Indemnification Payment hereunder shall initially be made without regard to this Section 4.8(b) and shall be increased or reduced to reflect any such net Tax cost (including gross-up) or net Tax benefit only after the indemnitee has actually realized such cost or benefit. For purposes of this Agreement, an indemnitee shall be deemed to have "actually realized" a net Tax cost or a net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such indemnitee is increased above or reduced below, as the case may be, the amount of Taxes that such indemnitee would be required to pay but for the receipt or accrual of the Indemnification Payment or the incurrence or payment of such loss. The amount of any increase or reduction hereunder shall be adjusted to reflect any adjustment with respect to the indemnitee's liability for Taxes, and payments between the parties hereto to reflect such adjustment shall be made. In the event that the parties disagree regarding the appropriate application of this
Section 4.8(b), such disagreement shall be resolved by submitting the same to a national accounting firm that does not have a material relationship with any party.

                  4.9. REFUNDS. The Company shall pay to Holdco and/or the applicable TWIC Broadband Member all refunds or credits of Taxes received by the Company after the Closing that are attributable to the TWIC Non-Broadband Business, net of any Taxes imposed on such refund amount, which amounts shall be paid to Holdco and/or the applicable TWIC Broadband Member promptly following any receipt thereof by the Company. In the event that the parties disagree regarding the appropriate application of this Section 4.9, such disagreement shall be resolved by submitting the same to a national accounting firm that does not have a material relationship with any party.

                                    ARTICLE V
                                    INSURANCE

                  5.1. INSURANCE MATTERS. (a) The parties intend that both the Company and each other Company Group Member, after the Closing, shall be successors-in-interest to and retain all rights and interest (whether known, unknown, contingent or otherwise) that any of the parties has as of the Closing under any Insurance Policy issued to and/or providing coverage (i) to any TWIC Broadband Member, as it existed immediately prior to the Closing, or any of its Subsidiaries or Affiliates, (ii) to TWIC, as it existed immediately prior to the Initial TWIC Contribution, or any of its Subsidiaries or Affiliates or (iii) to ATC or Time Warner Connect (as they exist immediately prior to the ATC Contribution) or any of their respective Subsidiaries, and any agreements related to such Insurance Policies executed and delivered prior to the Closing, including any rights or interests each has, as an insured, named insured, or additional named insured, Subsidiary, Affiliate, division or department, to avail itself of any benefit under any such Insurance Policy or any such agreement related to such policy as in effect prior to the Closing; provided that any rights and interests to which the Company and each other Company Group Member are entitled pursuant to this Section 5.1 shall be limited to the extent that those Insurance Policies provide or provided, as applicable, coverage with respect to the TWIC Broadband Business. The provisions of this Agreement are not intended to relieve any insurer of any Liability under any policy. Notwithstanding the foregoing, neither Holdco nor any other TWIC Broadband Member shall be deemed to have made any representation or warranty as to the availability of any Insurance Policy or the rights and benefits provided thereunder.

                  (b) This Agreement shall not be considered as an attempted assignment (if such an assignment would be prohibited or would otherwise adversely affect the rights of the insured parties under such policies) of any rights or interest under any policy of insurance or as a contract of insurance and shall not be construed to waive any right or remedy of any TWIC Broadband Member or Company Group Member in respect of any Insurance Policy or any other contract or policy of insurance.

                  (c) Holdco does hereby, for itself and each of its Subsidiaries (other than the Company and its Subsidiaries) agree that, as and to the extent necessary to give effect to Section 5.1(a), it will assign any chose in action, claim, right or benefit under an Insurance Policy.

                  (d) Each of Holdco and the Company does hereby, for itself and each other TWIC Broadband Member and Company Group Member, respectively, agree that all duties and obligations under any Insurance Policy, including the fulfillment of any conditions and the payment of any deductibles, retentions, co-insurance payment or retrospective premiums, that correspond in any way with or may be necessary to perfect, preserve or maintain an insured's right to obtain benefits under that Insurance Policy, will be performed by the insured that is seeking the benefits, subject to the indemnification provisions of Article IV. In the event Members of both Groups have claims under a given policy, any deductibles, retentions, co-insurance payments, retrospective premiums, caps, limitations on average and similar items will be appropriately allocated between such parties based on the recoveries they would have obtained in the absence of such items.

                                   ARTICLE VI
                    EXCHANGE OF INFORMATION; CONFIDENTIALITY

                  6.1. AGREEMENT FOR EXCHANGE OF INFORMATION. (a) Each of Holdco and the Company agrees to provide, or cause to be provided, to each other Group, at any time before or after the Closing, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of its respective Group that the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities or Tax
Laws) by a Governmental Authority having jurisdiction over the requesting party,
(ii) for use in any other judicial, regulatory, administrative, Tax or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation, Tax or other similar requirements or (iii) to comply with its obligations under this Agreement or any Ancillary Agreement; provided, however, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any Law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence. Holdco and the Company intend that any transfer of Information that would otherwise be within the attorney-client privilege shall not operate as a waiver of any potentially applicable privilege.

                  (b) After the date hereof, each of Holdco (and its Subsidiaries) and the Company (and its Subsidiaries) shall maintain in effect adequate systems and controls to the extent necessary to enable the members of the other Group to satisfy their respective reporting, accounting, audit and other obligations.

                  6.2. OWNERSHIP OF INFORMATION. Any Information owned by one Group that is provided to a requesting party pursuant to Section 6.1 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

                  6.3. COMPENSATION FOR PROVIDING INFORMATION. The party requesting such Information agrees to reimburse the other party for the reasonable costs, if any, of creating, gathering and copying such Information, to the extent that such costs are incurred for the benefit of the requesting party. Except as may be otherwise specifically provided elsewhere in this Agreement or in any other agreement between the parties, such costs shall be computed in accordance with the providing party's standard methodology and procedures.

                  6.4. RECORD RETENTION. To facilitate the possible exchange of Information pursuant to this Article VI and other provisions of this Agreement after the date hereof, the parties agree to use their reasonable best efforts to retain all Information in their respective possession or control on the date hereof in accordance with their respective record retention policies as in effect on the date hereof. No party will destroy, or permit any of its Subsidiaries to destroy, any Information that the other party may have the right to obtain pursuant to this Agreement prior to the third anniversary of the Closing without first using its reasonable best efforts to notify the other party of the proposed destruction and giving the other party the opportunity to take possession of such Information prior to such destruction; provided, however, that in the case of any Information relating to Taxes, employee-related matters or to Environmental Liabilities, such period shall be extended to the expiration of the applicable statute of limitations (giving effect to any extensions thereof). Moreover, no party will destroy, or permit any of its Subsidiaries to destroy, any policies of insurance (or records related to such insurance policies) without first using its reasonable best efforts to notify the other party of the proposed destruction and giving the other party reasonable opportunity to take possession of such Information prior to such destruction, if it is possible (in the first party's reasonable judgment) that the other party may be able to obtain coverage under such policies. (The foregoing includes "occurrence"-based liability policies, which continue to cover liability for alleged harm during their policy period, even if no claim is made based on such alleged harm until after the end of the policy period.)

                  6.5. LIMITATION OF LIABILITY. No party shall have any Liability to any other party in the event that any Information exchanged or provided pursuant to this Agreement that is an estimate or forecast, or that is based on an estimate or forecast, is found to be inaccurate, in the absence of willful misconduct by the party providing such Information. No party shall have any Liability to any other party if any Information is destroyed after reasonable best efforts by such party to comply with the provisions of Section 6.4.

                  6.6. OTHER AGREEMENTS PROVIDING FOR EXCHANGE OF INFORMATION. The rights and obligations granted under this Article VI are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in any Ancillary Agreement.

                  6.7. PRODUCTION OF WITNESSES; RECORDS; COOPERATION. (a) After the Closing, except in the case of an adversarial Action by one party against the other party (which shall be governed by such discovery rules as may be applicable thereto), each party hereto shall take all reasonable steps to make available to the other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the Members of its respective Group (whether as witnesses or otherwise) and any books, records or other documents within its control or that it otherwise has the ability to make available, to the extent that such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any Action (including preparation for such Action) in which the requesting party may from time to time be involved, regardless of whether such Action is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all reasonable costs and expenses (including allocated costs of in-house counsel and other personnel) in connection therewith.

                  (b) If an Indemnifying Party chooses to defend or to seek to compromise or settle any Third Party Claim, or if any party chooses or is required to prosecute, pursue, otherwise evaluate or defend any Action, the other party shall reasonably cooperate in such defense, settlement or compromise, or such prosecution, evaluation or pursuit, as the case may be. The requesting party shall bear all reasonable costs and expenses in connection therewith.

                  (c) Without limiting the foregoing, the parties shall cooperate and consult to the extent reasonably necessary with respect to any Actions.

                  (d) The obligation of the parties to make available former, current and future directors, officers, employees and other personnel and agents pursuant to this Section 6.7 is intended to be interpreted in a manner so as to facilitate cooperation and shall include the obligation to make available inventors and other officers without regard to whether such individual or the employer of such individual could assert a possible business conflict (subject to the exception set forth in the first sentence of Section 6.7(a)). Without limiting the foregoing, each party agrees that neither it nor any member of its respective Group will take any adverse action against any employee of its Group based on such employee's provision of assistance or information to the other party pursuant to Section 6.7(a).

                  (e)      In connection with any Action contemplated by this
Article VI, the parties will enter into a mutually acceptable joint defense agreement so as to maintain to the extent practicable any applicable attorney-client privilege or work product immunity of either Group.

                  6.8. CONFIDENTIALITY. (a) Subject to Section 6.9, each of the Company and Holdco, on behalf of itself and each Member of its respective Group, agrees to hold, and to cause its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives to hold, in strict confidence, with at least the same degree of care that it applies to Holdco's confidential and proprietary information pursuant to policies in effect as of the Closing, all Information concerning the other Group that is either in its possession (including Information in its possession prior to the date of the Original Contribution Agreement or of the Closing) or furnished by the other Group or its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives at any time pursuant to this Agreement, or any Ancillary Agreement, and shall not use any such Information other than for such purposes as shall be expressly permitted hereunder or thereunder, except, in each case, to the extent that such Information has been (i) in the public domain through no fault of such party or such party's Group or any of their respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives, (ii) later lawfully acquired from other sources by such party (or such party's Group), which sources are not themselves bound by a confidentiality obligation to the knowledge of such party or members of such party's Group or (iii) independently generated without reference to any proprietary or confidential Information of the other party.

                  (b) Each party agrees not to release or disclose, or permit to be released or disclosed, any such Information concerning the other Group to any other Person, except its directors, officers, employees, agents, accountants, counsel and other advisors and representatives who need to know such Information (who shall be advised of their obligations hereunder with respect to such Information) and in compliance with Section 6.9. Without limiting the foregoing, when any Information is no longer needed for the purposes contemplated by this Agreement or any Ancillary Agreement, each party will promptly after request of the other party either return to the other party all Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the other party that it has destroyed such Information (and all electronic or other copies thereof and all notes, extracts or summaries based thereon).

                  6.9. PROTECTIVE ARRANGEMENTS. In the event that any party or any member of its Group either determines on the advice of its counsel that it is required to disclose any Information concerning the other Group pursuant to applicable Law or receives any demand under lawful process or from any Governmental Authority to disclose or provide Information concerning the other Group that is subject to the confidentiality provisions hereof, such party shall notify the other party prior to disclosing or providing such Information and shall cooperate at the expense of the requesting party in seeking any reasonable protective arrangements requested by such other party. Subject to the foregoing, the Person that received such request may thereafter disclose or provide Information to the extent required by such Law (as so advised by counsel) or by lawful process or such Governmental Authority.

                                   ARTICLE VII
                    FURTHER ASSURANCES; ADDITIONAL COVENANTS

                  7.1. FURTHER ASSURANCES. (a) In addition to the actions specifically provided for elsewhere in this Agreement, the Ancillary Agreements, the Restructuring Agreement or any Transaction Agreement, but subject to the provisions hereof and thereof, each of the parties hereto shall use its reasonable best efforts, prior to, on and after the Closing, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

                  (b) Without limiting the foregoing, prior to, on and after the Closing, each party hereto shall cooperate with the other party, and without any further consideration, but at the expense of the requesting party, to execute and deliver, or use its reasonable best efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument (including any Consents or Governmental Approvals), and to take all such other actions as such party may reasonably be requested to take by any other party hereto from time to time, consistent with the terms of this Agreement, the Ancillary Agreements, the Restructuring Agreement and the Transaction Agreements, in order to effectuate the provisions and purposes of this Agreement and the Ancillary Agreements and the transfers of the TWIC Broadband Assets and the TWE Partnership Interests and the assignment and assumption of the TWIC Broadband Liabilities and Holdco's TWE Broadband Partnership Liabilities and the other transactions contemplated hereby and thereby.

                  (c) On or prior to the Closing, Holdco and the Company in their respective capacities as direct and indirect shareholders of their respective Subsidiaries, shall each ratify any actions that are reasonably necessary or desirable to be taken by Holdco and the Company or any of their respective Subsidiaries, as the case may be, to effectuate the transactions contemplated by this Agreement.

                  (d) Holdco hereby agrees that, at any time following the Initial TWIC Contribution and through to the Holdco Contribution (i) it will not, and will not permit any TWIC Broadband Members to, assign, transfer, convey and deliver any TWIC Broadband Asset or TWE Partnership Interest to any Affiliate of Holdco, or any division of Holdco, that is not also a TWIC Broadband Member and (ii) except through the TWIC Broadband Members, no Subsidiary of Holdco will own or hold any TWIC Broadband Asset or conduct the TWIC Broadband Business.

                                  ARTICLE VIII
                                   TERMINATION

                  8.1. TERMINATION. This Agreement shall automatically, and without any further action by either party, terminate immediately upon the termination of the Restructuring Agreement in accordance with its terms.

                  8.2. EFFECT OF TERMINATION. In the event of any termination of this Agreement prior to the Closing, no Member of either Group (or any of its directors or officers) shall have any Liability or further obligation to any Member of the other Group with respect to this Agreement.

                                   ARTICLE IX
                                  MISCELLANEOUS

                  9.1. COUNTERPARTS; ENTIRE AGREEMENT. (a) This Agreement and each Ancillary Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

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

                  (b) This Agreement, together with the Ancillary Agreements, the Restructuring Agreement, the Transaction Agreements and the Confidentiality Agreements (as defined in the Restructuring Agreement) and the Exhibits, Schedules and Appendices hereto and thereto constitute the entire agreement between the parties with respect to the subject matter hereof or thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to such subject matter.

                  9.2. GOVERNING LAW. This Agreement and, unless expressly provided therein, each Ancillary Agreement, shall be governed by and construed and interpreted in accordance with the Laws of the State of New York, irrespective of the choice of laws principles of the State of New York, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

                  9.3. ASSIGNABILITY. Except as set forth in any Ancillary Agreement, this Agreement and each Ancillary Agreement shall be binding upon and inure to the benefit of the parties hereto and thereto, respectively, and their respective successors and assigns; provided, however, that no party hereto or thereto may assign its respective rights or delegate its respective obligations under this Agreement or any Ancillary Agreement without the express prior written consent of each of the other parties hereto or thereto.

                  9.4. JURISDICTION. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of New York or any New York state court, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on either party hereto anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party hereto agrees that service of process on such party as provided in Section
9.7 shall be deemed effective service of process on such party.

                  9.5. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  9.6. THIRD PARTY BENEFICIARIES. Except for the indemnification rights under this Agreement of any TWIC Broadband Indemnitee or Company Indemnitee in their respective capacities as such (i) the provisions of this Agreement and each Ancillary Agreement are solely for the benefit of the relevant parties and are not intended to confer upon any Person except the relevant parties any rights or remedies

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

hereunder or thereunder and (ii) there are no third party beneficiaries of this Agreement or any Ancillary Agreement and neither this Agreement nor any Ancillary Agreement shall provide any third person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement or any Ancillary Agreement.

                  9.7. NOTICES. All notices, requests or other communications under this Agreement or any Ancillary Agreement shall be in writing (including facsimile transmission) and shall be given:

         If to the Company to:               Time Warner Cable Inc.
                                             290 Harbor Drive
                                             Stamford, Connecticut 06902
                                             Attn: Executive Vice President,
                                                   General Counsel and Secretary
                                             Fax: (203) 328-4094

         With a copy to                      TWE Holdings II Trust
                                             c/o Edith E. Holiday
                                             801 West Street
                                             2nd Floor
                                             Wilmington, DE 19801
                                             Fax: (302) 428-1410

                                             With a copy to:

                                             Sullivan & Cromwell
                                             125 Broad Street
                                             New York, NY 10004
                                             Attn: James C. Morphy, Esq.
                                             Fax: (212) 558-3588

         If to Holdco to:                    Warner Communications Inc.
                                             c/o AOL Time Warner Inc.
                                             75 Rockefeller Plaza
                                             New York, NY 10019
                                             Attn: Executive Vice President
                                                   and General Counsel
                                             Fax: (212) 258-3172

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

                                             With a copy to:

                                             Paul, Weiss, Rifkind, Wharton
                                             & Garrison LLP
                                             1285 Avenue of the Americas
                                             New York, New York 10019-6064
                                             Attn: Robert B. Schumer, Esq.
                                             Fax: 212-757-3990

or such other address or facsimile number as such party hereto may hereafter specify for such purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. on a Business Day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any party may, by notice to the other party, change the address to which such notices are to be given.

                  9.8. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is determined by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

                  9.9. EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, all third party fees, costs and expenses (including governmental transfer taxes, recording fees and other similar fees and impositions) paid or incurred in connection with such transactions will be paid in accordance with Section 12.3 of the Restructuring Agreement.

                  9.10. HEADINGS. The Article, Section and paragraph headings contained in this Agreement and in the Ancillary Agreements are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or any Ancillary Agreement.

                  9.11. WAIVERS OF DEFAULT. Waiver by any party of any default by the other party of any provision of this Agreement or any Ancillary Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the other party.

                  9.12. SPECIFIC PERFORMANCE. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this

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

Agreement or any Ancillary Agreement, the party or parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement or such Ancillary Agreement, in addition to any and all other rights and remedies at Law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at Law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at Law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

                  9.13. AMENDMENTS. No provisions of this Agreement or any Ancillary Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom such waiver, amendment, supplement or modification it is sought to be enforced.

                  9.14. LATE PAYMENTS. Except as expressly provided to the contrary in this Agreement or in any Ancillary Agreement, any amount not paid when due pursuant to this Agreement or any Ancillary Agreement (and any amounts billed or otherwise invoiced or demanded and properly payable that are not paid within 30 days of such bill, invoice or other demand) shall accrue interest at a rate per annum equal to the Prime Rate plus 2%.

                  9.15. INTERPRETATION. In this Agreement, unless otherwise specified or where the context otherwise requires:

                  (a) a reference to a Recital is to the relevant Recital to this Agreement, to a Section is to the relevant Section of this Agreement and to an Exhibit is to the relevant Exhibit to this Agreement;

                  (b) words importing any gender shall include other genders;

                  (c) words importing the singular only shall include the plural and vice versa;

                  (d) the words "include," "includes" or "including" shall be deemed to be followed by the words "without limitation";

                  (e) the words "hereof," "herein," "hereunder" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, clause and Exhibit references are to the Articles, clauses and Exhibits to this Agreement unless otherwise specified;

                  (f) references to any Person or any other agreement or document shall include such Person's successors and permitted assigns;

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

                  (g) the parties hereto have participated jointly in the negotiation and drafting of this Agreement, and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement; and

                  (h) unless otherwise expressly provided herein, any Contract or Law defined or referred to herein or in any Contract that is referred to herein means such Contract or Law as from time to time amended, modified or supplemented, including (in the case of a Contract) by waiver or consent and (in the case of a Law) by succession of comparable successor Laws to all attachments thereto and instruments incorporated therein, and any reference in this Agreement to a Law shall be deemed to include any rules and regulations promulgated thereunder.

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

                  IN WITNESS WHEREOF, the parties have caused this Amended and Restated Contribution Agreement to be executed by their duly authorized representatives.

                                           MOTH HOLDINGS, INC.

                                           By: /s/ Rosemarie S. Teta
                                               ---------------------------------
                                               Name:  Rosemarie S. Teta
                                               Title: Vice President

                                           WARNER COMMUNICATIONS INC.

                                           By: /s/ Douglas S. Phillips
                                               ---------------------------------
                                               Name:  Douglas S. Phillips
                                               Title: Vice President

For purposes of Article IV only:

AOL TIME WARNER INC.

By: /s/ Spencer B. Hays
    -----------------------------
    Name:  Spencer B. Hays
    Title: Senior Vice President

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